OFFERING CIRCULAR DATED FEBRUARY 11, 2019

To The Stars Academy of Arts and Science Inc.

315 S. Coast Hwy 101

Suite U38

Encinitas, CA 92024

760.266.5313

Up to 2,000,000 shares of Class A Common Stock

SEE “SECURITIES BEING OFFERED” AT PAGE 40

	Price to Public	Underwriting discount and commissions*	Proceeds to issuer**	Proceeds to other persons
Per share/unit	$5.00	N/A	$5.00	N/A
Total Maximum	$10,000,000	N/A	$10,000,000	N/A

*We do not intend to use commissioned sales agents or underwriters.

** We expect that the expenses of the offering will be approximately $820,000 if the maximum number of shares are sold in this offering. See the “Plan of Distribution and Selling Securityholders” for details.

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) one year from the date upon which the Securities and Exchange Commission (the “Commission”) qualifies the Offering Statement of which this Offering Circular forms a part, or (3) the date at which the offering is earlier terminated by the company in its sole discretion. See “Plan of Distribution.”

The company has engaged Prime Trust, LLC as escrow agent to hold any funds that are tendered by investors in accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. Investor funds will be held in a segregated bank account at an FDIC insured bank pending closing or termination of the offering. The offering is being conducted on a best-efforts basis without any minimum target. The company may undertake one or more closings on a rolling basis. Because there is no minimum target, the company may close on any amounts invested, even if those amounts are insufficient for the intended use of proceeds, or do not cover the costs of this offering. After each closing, funds tendered by investors will be made available to the company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 8.

Sales of these securities will commence on approximately             , 2019.

The company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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In this Offering Circular, the term “TTS AAS” or “the company” or “us” or “we” refers to To The Stars Academy of Arts and Science Inc. and its consolidated subsidiaries, including To The Stars, Inc. (“TTS”).

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

The Company

The company is a public benefit corporation that was established in 2017 as a revolutionary collaboration between academia, industry and pop culture to advance human knowledge about scientific phenomena and its technological impact forward. Founded by a next-generation physicist, career intelligence officer and an award-winning artist, the organization seeks to use a multidisciplinary approach to inspire, explore and apply observations about phenomena that could contribute to answering some of the universe’s greatest mysteries. This is accomplished through the work of three dynamic divisions working together within the areas of Science, Aerospace and Entertainment. In the course of the company’s organization it acquired To The Stars, Inc. (“TTS”), an existing business that now comprises the company’s Entertainment Division.

In what we believe is the first transparent partnership of its kind, the company collaborates with global citizens to investigate under-funded areas of research that could lead to awe-inspiring discoveries and innovations. We believe transformative research of the type we propose should not be considered too taboo for serious academic study and we advocate that the search and investigation of new discoveries should be made broadly available to the public through education and entertaining original content. Our goal is to inspire the imagination in the scientific mysteries of the universe and their profound implications on human potential and the future of our planet.

In designing a plan to approach this ambitious undertaking, we solicited the help of the best minds in aerospace, science, and entertainment to identify projects that will be most likely to yield results. While the exact project(s) and order in which we pursue them depend on the amount of capital we raise, we believe the investment we make will yield results to the store of human knowledge, create useful and profitable commercial products, and provide unique entertainment experiences.

The company is composed of Science, Aerospace and Entertainment Divisions. We strive to provide support to exceptionally gifted and creative aerospace and scientific researchers with the expectation that they can, on an accelerated timeline, leapfrog over the usual incremental steps to yield new concepts and technologies of significance. The entertainment properties we create will support our findings and creatively and responsibly present new ideas and possibilities.

The company’s Science Division is a theoretical and experimental laboratory, challenging conventional thinking by discovering a new world of physics and consciousness-related possibilities and exploring how to use them to affect the world positively. Through its Advisory Board, TTS AAS has access to world-renowned scientists with advanced knowledge to pursue the company’s research projects, including Human Ultra-Experience Database, Engineering Space-Time Metrics, Brain-Computer Interface, and Telepathy.

The company’s Aerospace Division is dedicated to finding revolutionary breakthroughs in propulsion, energy, and communication. We currently employ and intend to employ additional lead engineers from major Department of Defense and aerospace companies with the capability to pursue an advanced engineering approach to fundamental aerospace topics ranging from Beamed-Energy Propulsion to warp drive metrics. Our team will seek to develop next-generation energy and propulsion concepts for spaceflight, as well as new technologies for space communications.

The Entertainment Division is composed of the company’s wholly-owned subsidiary TTS, a brand manager and vertically integrated business that licenses and creates original intellectual property brought to life by award-winning content creators. Spanning film, television, books, music, art, and merchandise, fans from all generations and interest levels find themselves engaged and immersed in exciting media that creates a sense of intrigue and wonder. Our storytelling experiences will be where science meets science fiction.

Examples of our approach to a vertically integrated aerospace, science and entertainment consortium are our current award-winning franchises Sekret Machines and Poet Anderson that are number one new releases in their categories on Amazon.com. Sekret Machines is a TTS franchise that explores the real and well-documented events behind Unidentified Aerial Phenomenon. With input from top government officials and scientists, Sekret Machines is an example of how real research can generate media content: a fictional Sci-Fi thriller novel, an academically researched non-fiction series, and a motion picture script currently in development.

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Poet Anderson, winner of IPBA’s Benjamin Franklin Award for Best Teen Fiction and “Best Animation” at the Toronto International Shorts Festival, is an exciting dystopian Young Adult franchise based on a Stanford University study on how dreams can prepare you for real life events. If we are successful in our raise, future plans include expanding the Poet Anderson franchise into virtual reality and a documentary exploring the real-life science behind the story.

TTS AAS aims to push the boundaries of what standard academia, corporate and government labs typically support, but we don’t believe discovery that impacts humankind should be a solo venture. The company will provide positive support for government, aerospace industry and academia in the accomplishment of our goals. Wherever possible, we will translate what we know into an entertainment medium that we can responsibly share not only with our customers, but our community, both through our Community of Interest (“COI”) and through entertainment media. That’s why we decided to be a public benefit corporation.

The company is a public benefit corporation as contemplated by subchapter XV of the Delaware General Corporation Law (the “DGCL”) that is intended to operate in a responsible and sustainable manner and to produce a public benefit or benefits, and is to be managed in a manner that balances the stockholders’ pecuniary interests, the best interests of those materially affected by the company’s conduct and the public benefit or benefits identified in its certificate of incorporation. If the DGCL is amended to alter or further define the management and operation of public benefit corporations, then the company will be managed and operated in accordance with the amended DGCL. The purpose of the company is to engage in any lawful act or activity for which a corporation may be organized under the DGCL. The specific public benefit purpose of the company is to produce a positive effect (or a reduction of negative effects) for society and persons by engaging in scientific and engineering research and development, producing literary, music, film and media content and engaging in entertainment-related activities intended to promote knowledge, stimulate discussion, raise awareness, and generate funds to support research, strategic partnerships, ventures, technology, education, charitable and other activities, as the Board of Directors may from time to time determine to be appropriate and within the company’s overall purpose and mission. (See “Risk Factors”, “Directors, Executive Officers and Significant Employees”, and “Securities Being Offered”)

Our company philosophy strongly favors direct consumer relationships – incorporating as a public benefit corporation, taking our ideas to you through this equity crowdfunding offering, and selling products direct to consumer. We consider people and the planet in addition to profits in all our decision-making and work towards always having exciting educational experiences that will ignite a sense of wonder and curiosity in the exciting scientific discoveries and mysteries of our universe.

2017/2018 Recap

On September 29, 2017, the company commenced an offering of up to $50 million of its Class A Common Stock pursuant to Regulation A of the Securities Act of 1933, as amended (the “First Regulation A Offering”). On October 11, 2017, the company shared its mission with the world via a live online broadcast event that has reached nearly a half a million people around the globe. The broadcast introduced the TTS AAS team members, their exceptional career experience and areas of expertise, and TTS AAS’s unique mission in aerospace, science, and entertainment.

In December 2017, TTS AAS made history by leveraging its team’s access to become the very first company to obtain official U.S. Government footage of unidentified aerial phenomena (“UAP”) that had gone through the declassification process and been approved for public release. The footage was released on TTS AAS’s online COI where we gave access to information analyzed by our team of experts that educated viewers about the advanced technology depicted in the footage. We believe that this analysis by best-in-class experts is helping to change the conversation about UAPs from a fringe topic to a credible and serious subject matter attracting headlines from mainstream media outlets around the world, including the New York Times, Washington Post, POLITICO, ABC, NBC, Fox News, BBC, Scientific American, NPR and CNN. This coverage brought high brand visibility and cemented the credibility of the company and established it as an unrivaled leader in its field. TTS AAS has since added military pilot video and written interview. We have created a requirements study document defining objectives for the full capability COI in the context of enabling it as a collaboration and education tool in addition to a data depository.

The community of interest, COI, is a cornerstone of the company’s mission to advance human knowledge through the collection, exploration and sharing of information about phenomena. In 2017 we were able to launch the beginnings of a public-facing site that educated users about the USG videos we were able to exclusively obtain and analyze using the company’s unique suite of knowledge that covered physics, engineering and biology. The information that the company was able to share on its site and within the annotated videos has been viewed over 9 million times.

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Because of limited research funds, the Aerospace Division activities were limited to refinement of its business plans and funding requirements along with the release of two study contracts for materials analysis and BEP launch system program planning. TTS AAS team members continued meeting with individuals in the U.S. government (“USG”) about possible government-funded studies and other business opportunities.

During 2018, the Science Division refined its staffing plans and met with individuals in the USG about possible government-funded studies. Our most significant accomplishment in advancing science and education in 2018 was the launch of the A.D.A.M. Research Project to analyze materials that could provide insight into exotic technologies.

Our Future Goals

As our business plans evolve to reflect our experiences in 2017-2018, we believe it is important to keep our entrepreneurial flexibility even as we sharpen our focus on projects likely to lead to a commercial viability. We recognize that the capital requirements to execute our ambitious plans could be a long and patient exercise, so in the coming year we will continue to evaluate ways to accelerate progress by seeking additional outside investment, including angel and institutional investors, partnership opportunities and government contracts. Our infrastructure investments in 2017-2018 – staffing, operations, and business development – have readied us for growth. Our long-terms goals are to:

•	Expand upon the foundation that was built in the last two years and continue to educate the public about phenomena on a mass-media level with investigations that reveal credible, factual evidence that increases understanding
•	Integrate the company as part of pop-culture to inspire curiosity in general public. There is as much interest in the topic as ever.
•	Continue to increase our network of influencers to individuals trusted by the general public to socialize phenomena interest
•	Establish the company as the first port of call for trusted phenomena research
•	Establish the company as the world leader in UAP intelligence and best-in-class laboratory for advanced physics research
•	Have a significant and positive impact on society and spread the spirit of curiosity and unity

TTS AAS is an organization driven by a relentless pursuit of knowledge and the profound possibilities our investigations, discoveries and innovations can have on global citizens. Our strength lies in a vast collective community of like-minded people that are exceptionally curious and believe we can propel humanity forward by supporting and spreading unconventional ideas that can drastically change our future for the better.

With the support and encouragement of global citizens that share our passion, we will continue to pursue our public benefit mission and explore ways to realize our vision of creating one strategic platform that combines aerospace engineering, scientific research, and entertainment storytelling to investigate, innovate, and inspire.

The Offering

The company is offering a maximum of 2,000,000 shares of Class A Common Stock on a “best efforts” basis. The cash price per share of Class A Common Stock is initially set at $5.00. The minimum investment is 70 shares, or $350.

Summary Risk Factors

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	This company has a very limited operating history.
•	As a public benefit corporation, our decision-making includes more than profitability.
•	The offering price has been arbitrarily set by the company and the valuation is high.
•	Our costs may grow more quickly than our revenues, harming our business and profitability.
•	With a retail ecommerce store, we are reliant on the Internet as well as third parties to provide the back end, so we may be vulnerable to hackers.

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•	We would be damaged by the death, incapacity, departure, or damage to the reputation of principal investor/key man Tom DeLonge.
•	We may not be able to maintain and grow our user base and user engagement.
•	Aerospace and scientific research and development can be risky, and there are no guarantees that any of the projects we undertake will lead to a commercially-viable product.
•	We are a company with an evolving business structure.
•	Competitors may be able to call on more resources than the company.
•	The company may encounter challenges in the legislative or regulatory environment.
•	We have a concentration risk from a third-party provider in the Entertainment Division.
•	If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished and our business may be adversely affected.
•	The failure of the company to attract and retain highly qualified personnel in the future could harm our business.
•	We expect to raise additional capital through equity offerings, which may include providing substantial discounts to large investors, and to provide employees with equity incentives.
•	It will take a while for profits to come in.
•	The company may need more money.
•	You may not like our projects.
•	We are required to pay a minimum royalty guarantee of $100,000 each calendar year.
•	There is no current market for any of the company’s shares of stock.
•	We may have a large shareholder base.
•	Equity crowdfunding is new.
•	We are not required to raise any minimum amount in this offering before accepting investor funds.
•	Provisions in our Amended and Restated Certificate of Incorporation permit certain directors and shareholders leeway with respect to competition and corporate opportunities.
•	Our Class B shareholders have the right to approve certain matters.
•	The exclusive forum provision in our certificate of incorporation and bylaws may have the effect of limiting an investor’s ability to bring legal action against us and could limit an investor’s ability to obtain a favorable judicial forum for disputes.
•	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

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RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

There are several risks and uncertainties in our business plan, including but not limited to the following:

Risks Relating to the Company and its Business

This company has a very limited operating history. TTS AAS was incorporated in February 2017, and although the Entertainment Division, on-going through our subsidiary TTS, has been an operating business for several years, since February 2017 we have been expanding into completely new businesses. Our Aerospace and Science Divisions have no current customers and no revenues. There is limited historical information upon which an evaluation of our past performance and future prospects in the entertainment industry can be made. Moreover, our business model is new and evolving and is based on our mission. It is unclear at this point which of any of our current and intended plans may come into fruition and if they do which ones will be a success. Many of our current and intended plans are new and have no track records. Part of our current plan is to develop and innovate, and we will continue to modify our business model based on our mission, our experience, and opportunities. We cannot offer any assurance that these or any other changes will be successful or that they will not result in harm to the business.

As a public benefit corporation, our decision-making includes more than profitability. A public benefit corporation acts to further not only its business interests, but also its public purpose. Our public purpose, as stated in our Articles of Incorporation, is to produce a positive effect for society by engaging in scientific and engineering research and development, producing literary, music, film and media content, and engaging in entertainment-related activities intended to promote knowledge, stimulate discussion, raise awareness, and generate funds to support research, strategic partnerships, ventures, technology, education, charitable and other activities. Since we have a duty to balance these interests, rather than maximizing profitability, your investment in us may not be as profitable as it would be with respect to a traditional company. Our directors may make decisions aimed at benefitting stakeholders other than the company’s shareholders, and may have greater leeway in the issues they take into account in making decisions than the directors of a traditional company would. The company may prove to be a less attractive takeover target than a traditional company would, and therefore your ability to realize your investment through an acquisition may be limited. (See “Securities Being Offered”.)

The offering price has been arbitrarily set by the company and the valuation is high. Valuations for companies at this stage are generally purely speculative, and even more so in our case. We have not generated any revenue from the aerospace and science projects we plan to pursue. While there is emerging customer interest, we have no deals in place yet. Our valuation has not been validated by any independent third party, and may decrease precipitously in the future. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. You should not invest if you disagree with this valuation. See “Dilution” for more information.

Our costs may grow more quickly than our revenues, harming our business and profitability. The company may invest in projects that end up losing money. Our expenses may be greater than we anticipate and our efforts to make the business more efficient may not be successful. In addition, the company may increase marketing, sales, and other operating expenses in order to grow and expand its operations and to remain competitive. Increases in our costs may adversely affect our business and profitability. Our financial results in any given period can be influenced by numerous factors, many of which we are unable to predict or are outside of our control.

With a retail ecommerce store, we are reliant on the Internet as well as third parties to provide the back end, so we may be vulnerable to hackers. We depend on the Internet and third-party providers to manage the ecommerce website for our Entertainment Division. The company is subject to the risks of any ecommerce store with regards to service interruptions, security breaches, and hackers.

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We would be damaged by the death, incapacity, departure, or damage to the reputation of principal investor/key man Tom DeLonge. We currently depend on the continued services of Tom DeLonge. Mr. DeLonge further provides marketing and promotional opportunities in his professional capacity as a musician and celebrity. The loss or departure of Mr. DeLonge could disrupt our operations and have an adverse effect on our business.

We may not be able to maintain and grow our user base and user engagement. The entertainment industry is generally affected by the same risk factors of other industries, but due to its nature, the production, distribution, and marketing of content can require large capital investments. Even with adequate funding, our products may fail to gain any traction with viewers.

Aerospace and scientific research and development can be risky, and there are no guarantees that any of the projects we undertake will lead to a commercially viable product. The aerospace and science industries are generally affected by the same risk factors as other industries, but the heavy investment in research and development requires large capital investment. Additionally, we are considering projects that are cutting-edge or extremely speculative, with many unknowns. Even with adequate funding, we may fail to produce a commercially viable product. All of the projects we are currently considering are subject to their own specific risks, but they include some of the following:

•	Advanced aerospace technologies. The undefined and forward-looking nature of this project means that we may run into unanticipated barriers to implementation of the new research principles involved. Additionally, this type of research will require the use of high-energy directed energy sources, such as laser or microwave, which require safety controls. While these controls are a mature technology, their use in this application has unique elements, which will require development.

•	Beamed energy propulsion launch systems. This project has been proposed in academic papers, as have the potential risks, which include:

o	beam director failure;
o	beam instability due to weather conditions;
o	degradation or failure of command and control;
o	insufficient power to reach altitude;
o	failure of beam director, optical, electronic, or mechanical components;
o	unexpected bird strikes;
o	regulatory issues with the FAA with regards to altitudes above 2,000 feet; and
o	problems in acquiring an adequate test site or electrical power.

•	Brain-computer interface technology. This technology is already being pursued by well-resourced companies, and commercialization of any product will likely be well into the future.

•	Engineering the space-time metric. This technology is in the very early stages, and success depends on a yet to be defined breakthrough in propulsion to enable traveling to the stars at near light speed.

•	Radiation shielding materials for space applications. The development and engineering of these materials is already being pursued by well-resourced companies. As consumer-driven space travel evolves, the competitive field of companies in this industry will grow. Development of the type of material necessary to reach the next level of innovation will be cost-intensive.

•	Telepathy. Research into telepathy may require scientific testing on persons, which will expose the company to different risk factors than its other proposed projects.

We are a company with an evolving business structure. Part of our business model includes working to obtain government contracts, which may be partially or entirely classified and involve confidential or classified information. For those and other reasons, in the future we may need to adapt our business and go through a corporate reorganization, including spinning off a business line, creating a holding company, entering into joint ventures and forming new subsidiaries, in order to ensure compliance with government regulations applying to classified information. Should this occur, the company may no longer engage in the full extent of the lines of business described in this Offering Circular (See “Principal Products and Services”).

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Competitors may be able to call on more resources than the company. Competition in aerospace and science may depend on what projects we take on. Many of our competitors have more resources than us. Existing or new competitors may produce directly competing products and services. These competitors may be better capitalized than the company, which might give them a significant advantage. Competitors may be able to use their greater resources to offer lower prices, even to uneconomic levels that the company cannot match.

The company may encounter challenges in the legislative or regulatory environment. The aerospace industry is highly regulated and we anticipate that changes to the regulatory environment will impact our decision-making on which projects to pursue and when or whether a product or project becomes commercially viable. Since we intend to pursue cutting-edge projects, we may not know what regulations will apply to a project before deciding to invest in it, and legislative or regulatory changes may impact the profitability or viability of a project.

Our media business has a concentration risk from a third-party provider. Our Entertainment Division, which is the only part of the company currently producing revenues, has a concentration risk from a third-party provider which accumulates revenues and royalties due to TTS primarily through digital sales of the company’s music products and then remits the monies collected to TTS. These revenues represent approximately 14% and 19% of total revenues for the years ended December 31, 2017 and 2016 and 16% of total revenues for the six months ended June 30, 2018. As of June 30, 2018, December 31, 2017 and 2016, accounts receivable from this third party represented 17%, 45% and 58% of accounts receivable, respectively. Additionally, as of June 30, 2018, December 31, 2017 and 2016, TTS had one customer which represented 71%, 19% and 33% of accounts receivable, respectively. The loss of either of these could negatively impact our operations.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished and our business may be adversely affected. We rely on intellectual property for our Entertainment Division and anticipate relying on intellectual property for our Aerospace and Science Divisions. We rely and expect to continue to rely on trademark, copyright, patent, trade secret and Internet protection laws and regulations to protect our proprietary rights. We have filed various applications for trademarks in the United States and internationally, however, there is no guarantee we can maintain, or successfully defend such intellectual property. Third parties may knowingly or unknowingly infringe our proprietary rights, or may challenge proprietary rights held by the company, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished.

The failure of the company to attract and retain highly qualified personnel in the future could harm our business. As we continue to grow, we cannot guarantee that we will be able to attract the personnel we need to maintain our competitive position. If we do not succeed in attracting, hiring and integrating qualified personnel, or retaining and motivating existing key personnel, we may be unable to grow effectively.

We expect to raise additional capital through equity offerings, potentially providing substantial discounts on shares of Class A Common Stock to large investors, and to provide employees with equity incentives. Therefore, your interest in the company is likely to continue to be diluted. We may offer additional shares of our stock and/or other classes of equity or debt, including in a concurrent private offering, which would dilute the ownership percentage of investors in this offering. Further, we may offer substantial discounts on the price paid for our equity to investors investing significant amounts of money. This discount may immediately dilute the value of your stock. Therefore, the value of shares of investors who pay the full price in this offering may be diluted by investments made by investors entitled to the discount, who may pay less for the same stake in the company. Moreover, additional securities in a concurrent private offering or in future offerings may be offered at a lower valuation, which would dilute the interest of investors in this offering. See “Dilution” for more information, especially the impact of a “down round.”

It will take a while for profits to come in. Even in the best-case scenario, the process of making money from research and development-intensive business like aerospace and science is slow. Similarly, in the entertainment business, and film industry in particular, the time a project starts until it is complete, released, and begins to see revenue can be substantial.

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The company may need more money. The company might not raise enough money in this offering to meet its operating needs and fulfill its plans. If that happens, it may cease operating and you will get nothing. Even if the company sells all of the Class A Common Stock it is offering now, it will probably need to raise more funds in the future, and if it can’t get them, the company may have to cut overhead costs, evaluate each Division and project for potential closure, and seek private financing for special projects. Without future funding, it is unlikely the company would be able to continue any research-intensive endeavors and it may fail. Even if the company does make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because later investors might get better terms.

You may not like our projects. We are in the process of evaluating which of our planned projects will most likely lead to a viable commercial product. Final decisions on projects are made by our management team. We may choose projects you don’t like, don’t believe in, or even ones you object to.

We are required to pay a minimum royalty guarantee of $100,000 each calendar year. Under a Licensing Agreement, we are required to pay royalty payments to Tom DeLonge, Mr. Handsome, LLC, and Good In Bed Music, ASCAP (see “Intellectual Property”, “Liquidity and Capital Resources”, and “Interest of Management and Others in Certain Transactions”). If total royalty payments in any given calendar year are less than $100,000, we have agreed to pay any shortfall such that the annual minimum royalty paid under the Licensing Agreement will be $100,000. This means that we will have to pay this amount even when we have limited revenues, and this could materially reduce our earnings in any year. Failure to pay the minimum royalty guarantee could lead to termination of the Licensing Agreement, and termination of the Licensing Agreement could result in legal and financial harm to the company.

Risks Relating to the Securities

There is no current market for any of the company’s shares of stock. There is no formal marketplace for the resale of the Class A Common Stock. Investors should assume that they may not be able to liquidate their investment or be able to pledge their shares as collateral for some time.

We may have a large shareholder base which will likely grow even larger over time. Our goal is to grow our shareholder base through the current Regulation A+ campaign and multiple additional rounds of fundraising. It is uncommon for a start-up company with limited resources and a small staff to have so many investors. Despite best efforts, it is possible that unexpected risks and expenses of managing this large shareholder base could divert management’s attention and even cause the company to fail.

Equity crowdfunding is new. Our existing funding and future fundraising plans (including this round) are reliant on equity crowdfunding and provisions of the JOBS Act, which have been in effect for a relatively short period of time. Secondary markets don’t exist yet, and may not exist for some time (or ever), which hampers the investors’ ability to sell their shares. The laws are complex, and interpretation by governing bodies doesn’t exist in some cases and may change over time in others. Changes to the laws (or interpretation of the laws) could impact our ability to raise money as well as your ability to trade your shares.

We are not required to raise any minimum amount in this offering before accepting investor funds.

We have not established a minimum amount of capital that must be raised in this offering. You should be aware that there is no assurance that any monies beside your own will be invested in our company in this offering. All of your investment amount will be immediately available to us.

Provisions in our Amended and Restated Certificate of Incorporation permit certain directors and shareholders leeway with respect to competition and corporate opportunities. Holders of Class B Common Stock and members of the Board of Directors who are not employees (each an “Identified Person”) of the company may engage in the same or similar activities or related lines of business as those of the company. Any Identified Person will not be in breach of any applicable duty to the company or its stockholders for failing to communicate or offer corporate opportunity or other business opportunity to the company or any of its affiliates. A corporate opportunity will not be deemed to be a potential corporate opportunity for the company if the company is not financially capable or contractually permitted or legally able to undertake it, or such opportunity is, from its nature, not in the line of the company’s business or is of no practical advantage to the company, or such opportunity is one in which the company has no reasonable expectancy interest or property right, or such opportunity is determined by the Board of Directors not to be of interest or desirable to the company. The company does not renounce its expectancy interest or property right in any corporate opportunity offered to any non-employee Director if that opportunity is not independently developed or sourced or is first expressly offered to that non-employee Director solely in his or her capacity as a Director or officer of the company, then the provisions regarding corporate opportunities and business opportunities will not apply. These provisions may differ from the limitations that are imposed on competition and corporate opportunities by other companies.

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Our Class B shareholders have the right to approve certain matters. Class A Common Stock and Class B Common Stock generally vote together as a single class on all matters submitted to a vote of the stockholders. Certain matters require the affirmative vote of the holders of Class B Common Stock, including, but not limited to, amendment of the Certificate of Incorporation, formation of any subsidiary or entry into a joint venture or partnership, issuance of securities, any change of control transaction, and liquidation or reorganization of the company (see “Securities Being Offered”). Each of the three founders of the company directly or indirectly owns one third of the shares of the outstanding shares of Class B Common Stock and therefore these persons have the ability to control these corporate acts.

The holders of the majority of the outstanding shares of our capital stock may require other stockholders to participate in certain future events, including our sale or the sale of significant amount of our assets. Our stockholders will be subject to a drag-along provision related to the sale of more than 25% of our assets, including the sale of the company. If the holders of the majority of the outstanding shares of the company’s capital stock vote in favor of sale, and you do not approve the sale, you will still be required to participate in the sale, see “Securities Being Offered – All Classes of Stock – Drag Along Rights” below. Specifically, investors will be forced to sell their stock in that transaction regardless of whether they believe the transaction is the best or highest value for their shares, and regardless of whether they believe the transaction is in their best interests.

The exclusive forum provision in our certificate of incorporation and bylaws may have the effect of limiting an investor’s ability to bring legal action against us and could limit an investor’s ability to obtain a favorable judicial forum for disputes.

Section IX of our Amended and Restated Certificate of Incorporation contains exclusive forum provisions for certain lawsuits, see “Securities Being Offered – Forum Selection Provisions.” Further, Section 7 of the subscription agreement for this Offering includes exclusive forum provisions for certain lawsuits pursuant to the subscription agreement; see “Securities Being Offered – Forum Selection Provisions.” The forum for these lawsuits will be the Court of Chancery in the State of Delaware. None of the forum selections provisions will be applicable to lawsuits arising from the federal securities laws. These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations. There is also the possibility that the exclusive forum provisions may discourage stockholder lawsuits, or limit stockholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our officers and directors. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement, including any claim under the federal securities laws.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the subscription agreement, in the Court of Chancery in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

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If you bring a claim against the company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the Shares, including but not limited to the subscription agreement.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table demonstrates the price that new investors are paying for their shares with the effective cash price paid by existing shareholders and assumes the conversion of all options and grants, including those authorized under the 2017 Stock Incentive Plan regardless of issuance or vesting. The proceeds in the table are not adjusted for the potential proceeds from the hypothetical conversion of options granted and the hypothetical sale of restricted shares sold under the 2017 Stock Incentive Plan.

	Minimum	Mid	Max

	June 30, 2018	June 30, 2018	June 30, 2018
Tangible Net Book Value (Deficit):[a]	$(541,225)	$(541,225)	$(541,225)
Common Shares Outstanding[b]	70,227,001	70,227,001	70,227,001
Fully Diluted Shares[c]	79,227,001	79,227,001	79,227,001
Per Common Share Outstanding	$(0.008)	$(0.008)	$(0.008)
Per Fully Diluted Share	$(0.007)	$(0.007)	$(0.007)

Proforma Calculations for new capital raise:
New Capital Raise	$1,000,000	$5,000,000	$10,000,000
Tangible Net Book Value:	$458,775	$4,458,775	$9,458,775
Issuance of Additional Shares under Capital Raise	200,000	1,000,000	2,000,000
Common Shares Outstanding	70,427,001	71,227,001	72,227,001
Fully Diluted Shares	79,427,001	80,227,001	81,227,001
Per Common Share Outstanding	$0.01	$0.06	$0.13
Per Fully Diluted Share	$0.01	$0.06	$0.12

Increase Current Shareholders (fully diluted)	$0.01	$0.06	$0.12
Purchase Price	$5.00	$5.00	$5.00
Decrease New Shareholders	$4.99	$4.94	$4.88

TTS AAS Ownership	79,227,001	79,227,001	79,227,001
Percent Owned Before	100.00%	100.00%	100.00%
Percent Owned After	99.75%	98.75%	97.54%

a)	Book value of To The Stars Academy of Arts and Science Inc. at June 30, 2018 (excludes Media Assets of $209,731)

b)

Includes the following: Class A Common Stock: shares issued to founders (67,500,000); shares issued pursuant to restricted stock grant (2,500,000); shares issued under Reg A offering (221,601). Class B Common Stock: shares issued to founders (5,400)

c)	Assumes full vesting of the 9,000,000 shares of Class A common stock options granted as of 6/30/18 under the TTS AAS 2017 Stock Incentive Plan.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

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If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

• In June 2014 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

• In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

• In June 2015 the company has run into serious problems and in order to stay afloat it raises $100,000 at a valuation of only $200,000 (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $2,667.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future), and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company, including the impact of a “down round” (which is likely to be the case in the event that the company succeeds in selling any Class A Common Stock in a concurrent private offering). Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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USE OF PROCEEDS TO ISSUER

$10 Million Raise

The net proceeds of a fully subscribed offering to the issuer, after total offering expenses, will be approximately $9.1 million. TTS AAS plans to use these proceeds as follows:

•	Approximately $3.7 million on operating expenses, which includes employee salaries in the amount of $1.2 million through June 2020. The remaining approximately $2.5 million in operating expenses will go towards infrastructure, logistics solutions, premises, inventory, warehousing and shipping expenses.
•	Approximately $500,000 on sales and marketing expenses through June 2020, including engagement of a full-time PR firm on retainer for both product releases and corporate communications.
•	Approximately $4 million towards project initiatives, acquisitions or strategic partnerships in the Aerospace and Science Divisions.
•	Approximately $400,000 to support initiatives related to the company’s public benefit purpose – science and art education, research to benefit the public, citizen science, and support for veterans.
•

Approximately $495,000 to repay a line of credit, if there is an outstanding balance. See “Interest of Management and Others in Certain Transactions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

$5 Million Raise

The net proceeds to the issuer, after total offering expenses will be approximately $4.5 million. TTS AAS plans to use these proceeds as follows:

•	Approximately $2.2 million on operating expenses, which includes employee salaries in the amount of $1 million through December 2019. The remaining approximately $1.2 million in operating expenses will go towards infrastructure, logistics solutions, premises, inventory, warehousing and shipping expenses.
•	Approximately $350,000 on sales and marketing expenses through 2019, including engagement of a full-time PR firm on retainer for both product releases and corporate communications.
•	Approximately $1.3 million towards project initiatives, acquisitions or strategic partnerships in the Aerospace and Science Divisions.
•	Approximately $100,000 to support initiatives related to company’s public benefit purpose – science and art education, research to benefit the public, citizen science, and support for veterans.
•	Approximately $495,000 to repay a line of credit, if there is an outstanding balance. See “Interest of Management and Others in Certain Transactions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

$1 Million Raise

The net proceeds to the issuer, after total offering expenses will be approximately $820,000. TTS AAS plans to use these proceeds as follows:

•	Approximately $650,000 on employee salaries through December 2019.
•	Approximately $90,000 on sales and marketing expenses through 2019, including engagement of a specialized PR firm for both product releases and corporate communications.
•	Approximately $50,000 towards project initiatives in the Aerospace and Science Divisions.

•	Approximately $7,500 to support initiatives related to the company’s public benefit purpose – science and art education, research to benefit the public, citizen science, and support for veterans.
•	Approximately $22,500 to pay debt service on the line of credit, if there is an outstanding balance. See “Interest of Management and Others in Certain Transactions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

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THE COMPANY’S BUSINESS

Structure and history

TTS AAS was formed in 2017 as a public benefit corporation, and we are in the early phase of operations. Our subsidiary, TTS, was established on October 28, 2002, as Resting Bird, Inc. Resting Bird, Inc. became a subsidiary of Really Likeable People. Inc. (“RLP”) in 2007, in which Archive West Investments, LLC (an RLP shareholder) was an equal owner. The name of TTS was changed to To The Stars, Inc. on August 17, 2011, and Archive West Investments acquired the shares of TTS on January 1, 2015. Archive West Investments contributed the shares of TTS to Gravity Holdings, LLC in 2017. Gravity Holdings contributed all of the shares of TTS to TTS AAS on June 1, 2017. TTS was the parent company to Love Movie, LLC and Poet Productions, LLC, both of which were dissolved in 2018. Depending on project development and funding received, we anticipate forming additional corporate entities for each of the Aerospace and Science Divisions.

Our mission

Our mission is to be a vehicle for change by inspiring a newfound appreciation of the profound, yet unresolved, mysteries of the universe that can unify people around the world. We are working to achieve our mission via an aerospace, science and entertainment consortium that collaborates with global citizens to investigate the outer edges of science and unconventional thinking and provide access to information through exotic engineering, entertainment media, and education that ignites the imagination.

Principal Products and Services

The company is currently organized as three separate divisions: the Aerospace Division (“AD”), the Science Division (“SD”) and the Entertainment Division, To The Stars, Inc. (“TTS” or “ED”). Our public benefit purpose is a unifying factor across our divisions. While progress on program initiatives is still pending sufficient funding, the company was able to make significant achievements in support of its mission in 2017 and 2018.

Aerospace Division

The Aerospace Division is dedicated to finding revolutionary breakthroughs in propulsion, energy, and communication. In 2017, the Aerospace Division began developing business plans, identifying funding requirements and sensitivities and presenting a baseline craft to be used for technology trade studies (“Vision Vehicle”). In 2017 the AD hired two highly qualified employees from the public and private sides of the aerospace/defense industry, whose backgrounds have already added value to TTS AAS with their contributions to research and development (“R&D”) and technical expertise (see “Employees”). Our team, including our new hires, participated in meetings and ongoing discussions with individuals in the U.S. government (“USG”) about possible government-funded studies and other business opportunities.

The company is in the process of evaluating which projects will most likely lead to viable commercial products. Projects under consideration include advanced aerospace technologies, Beamed Energy Propulsion (“BEP”) launch systems, Space-Time Metric Engineering (“STME”), and radiation shielding materials for space applications.

Most recently, the AD is directing its efforts toward BEP in order to develop known and existing methodology to launch small satellites into orbit using ground-based laser beams. Among the company’s proposed project areas, BEP has the advantage of existing feasibility testing, significant technical analysis, early program planning, and a promising market (see “Market”).

To stay on track for our long-term project goals, we are also initiating development of Space Time Metric Engineering (“STME”) because it is necessary technology required to achieve the AD’s exotic engineering objectives (e.g., the “Vision Vehicle”). While the basis of the physics has been established, there is foundational work – in the form of multiple experiments – necessary to further develop this technology.

The company has requested proposals with the technical specialists involved in these feasibility efforts to develop a BEP Launch System and proposals that perform foundational experiments in transitioning STME from theory to practice.

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We continue to have direct meetings with industry partners, and we anticipate that our efforts to have collaborative relationships will gain significant momentum in 2019.

Science Division

The company’s Science Division is a theoretical and experimental laboratory, challenging conventional thinking by discovering a new world of physics and consciousness-related possibilities and exploring how to use them to affect the world positively. During 2017, the Science Division began developing its staffing plans, identifying funding requirements and sensitivities, and met with individuals in the USG about possible government-funded studies. The SD continues to evaluate the viability of pursuing brain-computer interface technology, human ultra-experience database, and telepathy, but our most significant accomplishment in advancing science and education in 2017 was the launch of our initial version of TTS AAS’s online Community of Interest, COI.

The company’s vision of a fully-functioning COI is an online collection, storage, and analysis point for information regarding events, witness and data reporting associated with advanced technologies and capabilities. TTS AAS’s initial version of the COI was launched in December 2017 as a host site to address the interest in newly-released video and expert analysis of UAP aircraft that display extremely unusual flight characteristics.

During 2018, the Science Division also refined its staffing plans and met with individuals in the USG about possible government-funded studies. Our most significant accomplishment in advancing science and education in 2018 was the launch of the A.D.A.M. Research Project in August 2018. The A.D.A.M. Research Project, an acronym for Acquisition & Data Analysis of Materials, is an academic research program focused on exotic materials for use in technology innovation. The company engaged ETI (EarthTech International, Inc.) to prepare a plan and advise on the collection and scientific evaluation of materials samples the company obtained through reliable reports of advanced aerospace vehicles of unknown origin.

In 2019, if the resources are available, we plan to evolve the COI from a read-only site to one that allows data submission from the public, USG, and foreign governments. One of our objectives in developing the COI is creating proprietary algorithms to find detailed patterns in the data submitted by users and correlate them with other academic research. This may also result in commercially-valuable algorithms, and because there is no real competition in this area that we are aware of, we believe the probability of capturing such business is high.

Entertainment Division

The Entertainment Division (TTS) creates and sells music, novels, and films from original and licensed creative properties and manufactures related merchandise, primarily sold direct to consumer. Existing products may be found at www.tothestars.media. During the six months ended June 30, 2018 and year ended December 31 2017, media and merchandising of original intellectual property brands accounted for 48% and 34%, respectively, of TTS’s revenues. TTS is also the licensee or sublicensee of Angels and Airwaves (AVA), Cathedrals of Glass, and Tom DeLonge’s professional name and likeness, which accounted for 52% and 66%, respectively, of revenues for the six months ended June 30, 2018 and year ended December 31, 2017. TTS has a strong existing retail customer base, and we believe it is able to nimbly respond to demand for various products that it then sells through its brick and mortar store in Encinitas, CA as well as worldwide through its ecommerce store. During the six months ended June 30, 2018 and year ended December 31, 2017, approximately 96% of TTS’s revenues was derived from its online operations.

TTS released the following products in 2017:

•	‘Poet Anderson…In Darkness’. This is the second book in the three-book ‘Poet Anderson’ series by Tom DeLonge and Suzanne Young. TTS sold advance copies of the book in December 2017.
•	We Don’t Need to Whisper. TTS released Angels & Airwaves’ acoustic Extended Play (“EP”) of the iconic album We Don’t Need to Whisper in August 2017.

TTS released the following products in 2018:

•	‘Poet Anderson…In Darkness’. This is the second book in the three-book ‘Poet Anderson’ series by Tom DeLonge and Suzanne Young and the book was released for trade on January 30, 2018. After release, it jumped to the #1 New Release in Young Adult on Amazon and met with 4-star reviews.

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•	‘Sekret Machines’ Fiction Series, Book 2: A Fire Within. Book 2 in the ‘Sekret Machines’ fictional book series was released on September 18, 2018.
•	‘Who Here Knows Who Took My Clothes?’. A children’s book by Tom DeLonge released during Holiday 2018.

We continue to believe in the power of storytelling to educate and inspire and in 2019 plan to continue to produce our original stories, explore new distribution channels for our media properties, and invest in developing more stories influenced by our own scientific and aerospace research and development.

TTS anticipates the release of the following products in 2019:

•	‘Cathedrals of Glass’ Fiction Series, Book 2: Valkrys Awakes. Book 2 in the ‘Cathedrals of Glass’ fiction series published by TTS under license is due for trade release in 2019.
•	‘Sekret Machines’ Non-Fiction Series, Book 2: Man. Book 2 in the ‘Sekret Machines’ non-fiction book series is due for trade release in 2019.
•	DocuSeries with major TV Network. Company and its team participated in this series anticipated to be released in 2019.
•	New music and U.S. tour by Angels & Airwaves. These events (release dates to be determined) are expected to bring high brand visibility and increased product sales.

TTS has successfully developed its original entertainment properties to the stage where they are currently being solicited for major network and studio opportunities, including:

•	‘Strange Times’ Animated Television Series. Series is currently in development at TBS.
•	‘Monsters of California’ Feature Film. A coming-of-age, science fiction film being developed with Cartel, a production house with an international presence.
•	‘Poet Anderson’ Feature Film. TTS has paused the release plans for the ‘Poet Anderson’ short film to allow for discussions on a more comprehensive development deal with Vertigo Entertainment.
•	‘Sekret Machines’ Non-Fiction Television Series. A television series based on the non-fiction trilogy Sekret Machines: Gods, Man and War is being developed with Cartel, a production house with an international presence.

We will continue to expand our franchises by seeking collaboration with exciting creatives across existing and new types of media and use a new-media approach to distribution to continue to come up with innovative ways to reach users directly.

Public Benefit Corporation

In 2017 - 2018, the company operated in manner that balanced the stockholders’ pecuniary interests, the best interests of those materially affected by the company’s conduct, and the public benefits identified in the company’s certificate of incorporation. Highlights included: publishing mission-specific educational materials on our Community of Interest (see Principal Products and Services – Science Division), supporting the Center of Innovation at the Boys & Girls Club of Oceanside through scholarships and donating time to help formulate their STREAM lab curriculum; working with MusicCorps by donating time to help establish its San Diego headquarters and bringing music and artwork together to raise funds for its music therapy program for veterans; in-store donations and fundraising for Freedom Station, monetary donations and volunteering to help Feeding America San Diego. Additionally, approximately 90% of TTS’s screen-printed goods suppliers are Worldwide Responsible Accredited Production (“WRAP”) certified.

In 2019, the company plans to maintain or expand initiatives that advance the understanding of human knowledge about scientific phenomena while educating and informing the public.

Market

We operate in diverse business sectors by way of vertical integration, for which there is currently no parallel marketplace. The Aerospace, Science and Entertainment Divisions each have their own market factors:

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Aerospace

In 2017 the global aerospace industry experienced growth driven by higher defense spending, which resulted in large part from the U.S. administration’s increased focus on strengthening its military. Foreign firms have been attracted to the U.S. aerospace market because it is the largest in the world and has a skilled and educated workforce, extensive distribution systems, diverse offerings, and strong support at the local and national level for policy and promotion.

The U.S. Defense budget saw realization of 2017 projections for 2018 budget levels. A two-year budget agreement shows a defense funding increase of $52.8 billion or 9.8% over current budget cap in 2018, but a similar increase is no longer anticipated for 2019. While the Pentagon continues to demonstrate interest in investing in R&D across a broad range of capabilities with an emphasis on “game changing technologies” that maintain the nation’s qualitative advantages, R&D for the U.S. Air Force, the branch most relevant to TTS AAS’s technology focus, shows only inflation adjusted funding levels over 2018.

Despite the expected reduction in Pentagon spending growth, the commercial market for small satellites (practical application of a BEP launch system) is expected to grow from 375 annual launches in 2018 to almost 600 by 2022 (see also “Principal Products and Services”). The Administration’s efforts to develop a ‘Space Force’ continue. TTS AAS’s technologies and capabilities are well aligned for this development and we expect will place the company in a favorable position for research contracts.

Science

When the company was formed, there was no identifiable market for the type of scientific exploration in which TTS AAS planned to engage (e.g., niche physics and consciousness).

Our current view is that market value for science is variable in nature. Specifically, there is a general decrease in programmed funding for exploratory science while there is a marked increase in philanthropic funding for focused scientific pursuits. This structure provides funding opportunities for TTS AAS and is shaping our funding pursuits with the focused nature of the investments, and it allows us to direct the resources in order to meet our public benefit commitments.

Entertainment

Globally, according to PricewaterhouseCoopers’s 2017 Global Entertainment and Media Outlook forecast, entertainment and media revenues are expected to rise from $1.8 trillion in 2016 to $2.2 trillion in 2021. In the United States, entertainment and media spending is expected to reach $759 billion by 2021, from $635 billion in 2016. Despite continued widespread industry disruption and intense competition for consumer attention, we believe that growth opportunities abound in the new media environment, especially with regards to mobile media as a content delivery mechanism.

Estimated at $244 billion of current U.S. buying power, we anticipate that the entertainment and media market will see an increase in both influence and purchasing power. Anticipated growth in industries relevant to our current and proposed business plans by 2020 include:

•	TV & Video – 0.5%
•	Cinema – 1.2%
•	Book Publishing – 2.9%
•	Music – 3.5%

Live experiences, consumers interacting in real time with mobile media, are also on the rise. We will continue TTS’s trend of engaging consumers where they live – online and on their mobile devices.

TTS’s current consumers are based in the coastal regions of the United States as well as internationally, with a 75/25 male to female ratio, ages 18-34, with interests in music, entertainment, comedy, and comic books, and are fans of the bands Blink 182 and AVA.

The amount of money being spent on Entertainment and Media in the United States overall is increasing moderately — we believe growth opportunity will come from capturing market share on traditional platforms as opposed to general market expansion. Although global music revenue remained flat from 2012-2015, it is projected to rise over 4% by 2021 as streaming becomes more popular.

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Brand Visibility

The launch of TTS AAS in 2017 had the advantage of utilizing TTS’s existing global fan base in connection with the online broadcast, which was then amplified by favorable algorithms that increased is virality and organic reach. In December, the brand’s visibility was exponentially increased with the launch of its COI when the company became the very first company to obtain official U.S. Government footage of UAP that had gone through the declassification process and approved for public release. This historic achievement put the company at the forefront of mainstream media outlets, establishing it as the dominant company in its field.

The company has high brand visibility. Combined social media followings for TTS AAS, TTS, Tom DeLonge, Angels and Airwaves, and other original brands as of December 31, 2017 are as follows:

•	Facebook – 1.563 million
•	Twitter – 828,000
•	Instagram – 779,880
•	YouTube – 211,330

Competition

At the moment, we believe that there are no direct competitors to our aerospace, science and entertainment consortium as a whole. Direct competitors for the AD and SD will depend on which products and/or services are brought to market in future, but it is possible competitors with more resources may be able to use their resources to develop products and technology faster or offer lower prices, even to uneconomic levels that the company cannot match.

Our Entertainment Division, TTS, competes for consumer discretionary spending on entertainment and media products and services. Many companies operate in entertainment media in the wider sense. Examples include:

•	Marvel. Marvel is a wholly-owned subsidiary of The Walt Disney Company and has a library of over 8,000 characters featured in a variety of media. Marvel utilizes its character franchises in entertainment, licensing and publishing.

•	DC Comics. DC Comics is a subsidiary of Warner Bros. Entertainment, a division of Time Warner, and is one of the largest and oldest American comic book companies, and produces multi-media material featuring its comic book characters.

•	LucasFilm. LucasFilm (acquired by The Walt Disney Company in 2012) is among the world’s leading entertainment service companies and a pioneer in visual effects and sound across multiple mediums.

As with the above-listed competitors, the company’s Entertainment Division TTS, has a loyal fan base that is invested in its branded franchises, but its competitors have a longer history and superior available resources that may be able to use their resources to offer lower prices, even to uneconomic levels that the company cannot match.

Raw Materials/Suppliers

Our Entertainment Division, TTS, uses Internet-based and standard software to produce products and services. It uses cameras and other equipment for filming and editing work (some owned, others rented). TTS also uses ecommerce solution software as well as shipping software to deliver products to customers. Most of the content for foreseeable product releases has either already been created or delivery of such content is anticipated. In terms of creating new content throughout the year, TTS uses a mixture of in-house and outsourced resources. TTS sells direct to customer, either in its brick and mortar store in Encinitas, CA or worldwide through its ecommerce store.

TTS works with a variety of suppliers in connection with its products, but such suppliers are not unique and TTS is not dependent on any one supplier to source or manufacture its products.

There are currently no raw materials or suppliers for our Aerospace and Science Divisions.

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Research and Development

In 2018, the company initiated research subcontracts in material studies and beamed energy totaling $60,000. Those contracts are to be completed in the first quarter of 2019. The company incurred approximately $6,000 in third-party costs as well as additional internal costs towards R&D efforts in development of the company’s projects in 2017. In 2016, TTS AAS had not been formed, and TTS did not record any expenses for research and development.

Employees

In October 2017, the company hired two significant employees, Steve Justice and Luis Elizondo. As of October 31, 2018 we had ten employees at TTS AAS. Eight of our employees are employed by the Entertainment Division (TTS), and some of our employees provide services for both entities. For instance, two employees are officers of both TTS AAS and TTS. We anticipate hiring as necessary to grow the business, and the current officers may be replaced as we staff up. In particular, we are looking for a Chief Executive Officer at TTS AAS.

Intellectual Property

The company continues to evaluate appropriate intellectual property (“IP”) protection for its corporate branding. The company filed a trademark application for the word mark ‘To The Stars Academy of Arts and Science’, Serial No. 87721197 and received a Notification of Allowance from the U.S. Patent and Trademark Office on January 29, 2019. For protection of IP rights associated with its project initiatives, TTS AAS has not filed for any patents, copyrights, or other trademarks but plans to do so when appropriate.

Our Entertainment Division, TTS, has an established trademark and copyright portfolio for its brands and regularly consults with IP counsel to protect that portfolio. TTS also relies on content, logos, and designs related to its brands, as seen on its website, www.tothestars.media.

TTS is aware of a current trademark rights-holder, ‘Strange Music’, that has in the past filed oppositions to TTS’s class 9 and 25 trademark applications for the ‘Strange Times’ mark. TTS has abandoned those applications. TTS executed a co-existence agreement with Gildan Apparel, trademark rights-holder of certain ‘Secret’ word marks in Canada in relation to TTS’s ‘Sekret Machines’ mark. TTS is attempting to reach a co-existence agreement with Sellry Inc., a trademark applicant attempting to register ‘Strange Times’ in connection with software and web development, marketing and business development services. TTS filed an opposition on February 11, 2019.

Licensing Agreement

Tom DeLonge, Mr. Handsome, LLC, and Good In Bed Music, ASCAP (“GIBM” and together with Tom DeLonge and Mr. Handsome, LLC, the “DeLonge Parties”) have licensed intellectual property rights to TTS AAS and TTS for 5 years under verbal license and currently under a Licensing Agreement dated April 26, 2017. The rights include name and likeness rights, rights of publicity of Mr. DeLonge, trademarks, copyrights, domain names, social media handles, master recordings, and musical compositions (“Licensed Rights”). TTS AAS will design, develop, produce, manufacture, promote and sell digital and physical products, including novels, albums, apparel, accessories and all manner of merchandise featuring the Licensed Rights (the “Licensed Products”). The territory of the Licensing Agreement is the Universe.

Grant of License

Mr. DeLonge has granted TTS AAS and its subsidiaries the non-exclusive right to use Mr. DeLonge’s legal and professional name, approved likeness, approved voice, approved photographs and approved video footage in connection with the advertising, promotion, publicizing and marketing of the Licensed Products in any and all media, including television, radio, print publications, digital and social media and outdoor media.

Mr. Handsome has granted to TTS AAS an exclusive license to exploit certain master recordings owned and/or controlled by Mr. Handsome subject to the approvals and royalty payments set forth below. Mr. DeLonge and GIBM agreed to use commercially reasonable efforts to have third party music publishers grant TTS AAS licenses for musical compositions that Mr. DeLonge has written and/or co-written, provided, it is not a breach of the Licensing Agreement if any DeLonge Party is unable to grant or secure a grant of such licenses. Certain music rights require us to obtain licenses and permissions from third parties in order to exploit such music rights. In each such case, we are responsible for obtaining such licenses and permissions and for paying any and all costs or fees associated therewith.

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We are permitted to sublicense any part of the license granted above, provided the DeLonge Parties have the right of approval over any such sublicense arrangement. The license applies to TTS, without need for further approval as a sublicensee.

Approvals

We have to submit, for Mr. DeLonge’s prior approval, samples of all preliminary and final artwork for each Licensed Product and its accompanying packaging and/or promotional materials. We have to present information regarding quantity of units to be manufactured, marketing plan, advertising copy and promotional materials for Mr. DeLonge’s approval. Approval is required for each photograph, video or other use of Mr. DeLonge’s name and/or likeness and such approval will be valid for subsequent use in connection with the licensed product without requiring further approval. Promotional events relating to the Licensed Products will be subject to Mr. DeLonge’s prior approval and professional schedule. If we release any Licensed Product and/or related promotional materials with source materials, we have to include credit and/or songwriter information, attribution, or other notice.

Royalty

We are required to pay the DeLonge Parties royalties on gross sales ranging from 0.5 – 15% depending on the product category (see “Risk Factors”, “Liquidity and Capital Resources” and “Interest of Management and Others in Certain Transactions”). Mr. DeLonge has the right to approve any royalty granted to a third party in connection with a Licensed Product. If total royalty payments to the DeLonge Parties in any given calendar year fail to meet $100,000, we have agreed to pay any shortfall such that the annual minimum royalty paid to the DeLonge Parties will be $100,000. The Licensing Agreement allows Tom DeLonge to elect to invest any royalty payment due to the DeLonge Parties for the development of Licensed Products beyond what is commercially practical for TTS AAS and recoup that investment. For the six months ended June 30, 2018 and year ended December 31, 2017, the royalties due the DeLonge Parties were the minimum guarantee amounts of $50,000 and $100,000, respectively, which were recorded by the company as a cost of revenues. For the six months ended June 30, 2018 and  year ended December 31, 2017, the $150,000 and $100,000, respectively, due the DeLonge Parties for these royalties had not been paid and are included within Amounts Due Related Party on the accompanying consolidated financial statements.

Termination

Any party has the right to terminate the Licensing Agreement by written notice to the other party if the other party fails to perform or observe any term or condition of the Licensing Agreement, and such failure is either: (i) not susceptible to cure, or (ii) if curable, is not fully cured within 30 days after written notice, or (iii) if not capable of cure within the cure period, the breaching party does not begin the cure within that period. Mr. DeLonge has the right to terminate the Licensing Agreement for convenience, on his own behalf and on behalf of Mr. Handsome and GIBM, on at least 60 days prior written notice to TTS AAS.

Our rights under the Licensing Agreement automatically terminate immediately upon the expiration or termination of the Licensing Agreement for any reason. After termination, we may not advertise, promote, distribute, sell or otherwise use the licensed rights in the territory.

Following the expiration or termination of the Licensing Agreement for any reason, we have to provide the DeLonge Parties with an inventory report, setting forth the Licensed Products in stock and in production. The DeLonge Parties will have the right of first refusal to purchase any or all such Licensed Products in stock or in production, at a price to be determined by the parties in good faith, but in no event more than cost of goods. The DeLonge Parties will have 30 days to notify us of their intent to exercise this right of first refusal. If the DeLonge Parties collectively elect not to purchase any or all of such inventory, we have 90 days to sell off any inventory featuring the licensed rights.

Promptly after the expiration or termination of the Licensing Agreement for any reason, each of the DeLonge Parties and TTS AAS have to return or destroy all confidential information.

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Litigation

TTS is aware of a current trademark rights-holder, ‘Strange Music’, that has in the past filed oppositions to TTS’s class 9 and 25 trademark applications for the ‘Strange Times’ mark (see “Intellectual Property”). TTS has abandoned those applications.

TTS is aware of a current trademark rights-holder, ‘Strange Music’, that has in the past filed oppositions to TTS’s class 9 and 25 trademark applications for the ‘Strange Times’ mark. TTS has abandoned those applications. TTS executed a co-existence agreement with Gildan Apparel, trademark rights-holder of certain ‘Secret’ word marks in Canada in relation to TTS’s ‘Sekret Machines’ mark. TTS is attempting to reach a co-existence agreement with Sellry Inc., a trademark applicant attempting to register ‘Strange Times’ in connection with software and web development, marketing and business development services. TTS filed an opposition on February 11, 2019.

Management of TTS is not aware of any other pending or threatened legal actions relating to its intellectual property, conduct of its business activities or otherwise.

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THE COMPANY’S PROPERTY

As of June 30, 2018, December 31, 2017 and 2016, respectively, the company’s property and equipment was $294,341, $331,603 and $410,229. This consisted of furniture and fixtures, machinery and equipment, and leasehold improvements, less accumulated depreciation. Depreciation expense for the six-months ended June 30, 2018 was $39,246 and for the years ended December 31, 2017 and 2016 was $80,085 and $86,637, respectively. In 2016, the company sold a vehicle for $39,000 in proceeds for which a loss of $12,718 was recognized.

TTS has entered into a 9-year sublease agreement ending August 31, 2024, with Modlife, Inc. for office space in Encinitas, CA. In addition, the company leases cameras and camera equipment from Red Sales Corp and Hampton Ridge Financial LLC.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We founded the company in 2017 in order to be a vehicle for change by inspiring a newfound appreciation of the profound, yet unresolved mysteries of the universe, to unify people around the world. Our consolidated operations include the results of our wholly-owned subsidiary, TTS, which operates the Entertainment Division of the company. Other than continuing to operate the Entertainment Division and launch of the Community of Interest website, our activities since inception have consisted primarily of business formation, project evaluation and development, hiring of key employees, discussions with potential strategic partners and evaluating different funding mechanisms, and the events surrounding the initiation and closing of the funding under the First Regulation A Offering.

A substantial portion of the results discussed below include the Entertainment Division operations of TTS, which, going forward, will only constitute a part of our business, and is, therefore, not indicative of our future performance.

Results of Operations

TTS is a vertically integrated entertainment company that creates, produces, and distributes original and licensed multi-media content, including music, books, and film. We measure performance of that business by profit, profit margin, sell-through rate, daily sales revenue, number of orders/customers, average order value, average value engagement ratios (number of people engaging in content or spending time on site), user conversion ratio, customer acquisition cost, customer satisfaction and retention, repeat purchases, email campaign indicators (e.g., open rate, click-through rate, user conversion), and customer engagement, including social media impressions, interaction, click-through, and time spent on site.

We recognize revenue related to sales of products and services when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Revenue is recognized from our in-store sales when the customer receives and pays for the merchandise at the register. For e-commerce sales, we recognize revenue at the time the merchandise is shipped from our facility. Customers typically receive goods within four days of shipment. Amounts related to shipping and handling that are billed to customers are reflected in revenues, and the related costs are reflected in cost of revenues. Revenues from the sale of electronic formats of music, books and other media related items are recognized when the product is received by the consumer. Taxes collected from customers and remitted to governmental authorities are presented in the consolidated statements of operations on a net basis. In addition, we record revenues net of an estimated sales returns allowance. For the six months ended June 30, 2018, our sales return allowance was $48,873 and for the years ended December 31, 2017 and 2016, our sales return allowance was $21,419 and $12,742, respectively.

Our net revenues for the year ended December 31, 2017 improved 4% to $1,376,215 from $1,319,264 in 2016. The 2017 increase in net revenues was attributable to higher direct to consumer sales on the company’s own e-commerce platform which includes a full assortment of the company’s branded digital products and physical merchandise.

Net revenues declined to $369,510 for the six months ended June 30, 2018 from $683,946 for the six months ended June 30, 2017, a 46% decrease. Revenues decreased primarily as the result of product mix and fewer releases of new merchandise, music, and novels in the 2018 period as compared to the same period a year ago.

Cost of revenues includes merchandise costs, shipping costs, artist royalties and consulting and content costs which don't meet the criteria for capitalization. Cost of revenues in 2017 was $750,932, an 8% increase from $697,269 in 2016. The increase in cost of revenues during 2017 was directly attributable to the increase in net revenues realized by the company during 2017, with an accompanying decline in gross margins from 47% in 2016 to 45% in 2017. The decrease in gross margins in 2017 was the result of a lower digital music and media sales as a percentage of overall net revenues which carry higher margins as compared to physical merchandise.

Cost of revenues for the six months ended June 30, 2018 was $235,908 as compared to $497,448 for the six months ended June 30, 2017. The 53% decrease in cost of revenues was the result of the decline in revenues during the same periods. . Gross margins improved to 36.2% for the six months ending June 30, 2018 compared to 27.3% for the six months ended June 30, 2017. The improvement in 2018 was due to product mix, which included a proportionately higher percentage of digital musical sales, which carry higher margins, as a component of total net revenues. As a result of the foregoing items, gross profit decreased 28% to $133,602 for the six months ended June 30, 2018 from $186,498 for the six months ended June 30, 2017.

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The company’s operating expenses consist of general and administrative expenses, sales and marketing expenses, stock-based compensation expense, and depreciation and amortization. Operating expenses in 2017 amounted to $31,217,801 compared to $1,001,531 in 2016. The largest component of the 2017 operating expense was the newly recognized stock-based compensation expense of $29,535,799. This amount is an estimate and relates to compensation given as stock-based awards, including stock options and restricted stock grants and is measured at fair value on the date of grant and recognized over the associated vesting periods. Without the stock-based compensation expense, our operating expenses in 2017 amounted to $1,682,002, which was an increase of $680,471 over the equivalent expense for the previous year. The components of this increase were:

•	A 298% increase in sales and marketing expenses to $1,020,394; offset by
•	A 14% decline in general and administrative expenses to $427,041; and
•	A 6% decrease in depreciation and amortization expense to $234,567.

Increases in operating expenses in 2017 were attributable to the formation of the new company TTS AAS, hiring of additional employees, launch of the Regulation A Offering and associated costs.

Operating expenses for the six months ended June 30, 2018 amounted to $5,737,040, which was a 77% decrease compared to $25,311,259 for the six months ended June 30, 2017. The primary components of this decrease were the following:

•	A decrease in stock-based compensation expense to $4,791,042 for the six months ended June 30, 2018 from $24,744,757 for the six months ended June 30, 2017, a 81% decrease, due to the vesting of fewer stock options and restricted stock units under the company’s 2017 Stock Incentive Plan during the six months ended June 30, 2018 compared to the six months ended June 30, 2017.
•	A decrease in general and administrative expenses to $246,334 from $294,053 for the six months ended June 30, 2018 and June 30, 2017, respectively. The 16% decline was due to lower administrative salary expenses during the 2018 period.
•	A decrease in depreciation and amortization to $105,036 for the six months ended June 30, 2018 from $114,232 for June 30, 2017, an 8% decrease.

These decreases were partially offset by an increase in sales and marketing expenses to $594,628 from $158,217 for the six months ended June 30, 2018 and June 30, 2017, respectively. Sales and marketing expenses increased 276% in the 2018 period as the result of a full six months of expenses in the 2018 period as compared to the 2017 period, associated with the 2017 launch of the company’s Aerospace and Science Divisions.

The company also incurred interest expense of $67,617 and $27,832 in 2017 and 2016, respectively, other expense of $2,901 in 2017 and $184 in 2016, respectively, and a loss on the sale of assets of $12,718 in 2016. The company paid income taxes of $2,400 in both 2017 and 2016.

The company incurred interest expense of $46,839 and $12,861 for the six months ended June 30, 2018 and June 30, 2017, respectively. The 264% increase in interest expense was due to higher costs associated with short-term loan advances utilized during the 2018 period.

As a result of the foregoing factors, the company’s net loss from operations was $30,665,436 for the year ended December 31, 2017 compared to a net loss of $422,670 for the 2016 year, and decreased 78% to $5,653,477 for the six months ended June 30, 2018 compared to a net loss of $25,135,813 for the six months ended June 30, 2017.

The company currently has a concentration risk from a third-party provider, which accumulates revenues and royalties due to the company primarily through digital sales of the company’s music products and then remits the monies collected to the company. These revenues represent approximately 14% and 19% of total revenues for the years ended December 31, 2017 and 2016, respectively, and 16% and 9% of total revenues for the six months ended June 30, 2018 and six months ended June 30, 2017, respectively. As of December 31, 2017 and 2016, and June 30, 2018, accounts receivable from this third party represented 45%, 58%, and 17% of accounts receivable, respectively. Additionally, as of December 31, 2017 and 2016, and June 30, 2018, the company had one customer which represented 19%, 33%, and 71% of accounts receivable, respectively. The loss of this third party and customer would have a material impact on the company’s consolidated financial statements.

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Liquidity and Capital Resources

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We had an accumulated deficit at September 30, 2018] of $40,051,521. We expect to incur substantial expenses and generate continued operating losses until we generate revenues sufficient to meet our obligations. Thus, until we can generate sufficient cash flows to fund operations, we are dependent on raising additional capital through debt and/or equity transactions.

At September 30, 2018 the company had cash of $129,945.

On September 29, 2017, the company commenced the First Regulation A Offering to raise additional capital to fund ongoing operations which closed in September 2018. The company raised $ 1,370,230 under this Regulation A Offering, receiving net proceeds of approximately $1,119,000.

During the six month period ended June 30, 2018, the company obtained several short-term merchant loans that totaled $105,274 with several lenders to be used to fund operations. These loans included origination fees totaling $9,077, ranging from 5.0% to 13.0%, of the amounts advanced. These loans are secured by expected future sales transactions of the company. During the six month period ended June 30, 2018, the company made payments of the origination fees and loan principal totaling $147,665. At June 30, 2018 and December 31, 2017, the amounts owed under these arrangements were $41,809 and $84,200, respectively. These loans contain various financial and non-financial covenants. As of June 30, 2018 and December 31, 2017, the company was in compliance with these covenants.

During the year ended December 31, 2017, the company received Advances totaling $511,414 from Our Two Dogs, Inc. (“OTD”), an entity owned by Tom DeLonge, for working capital needs. The Advances didn’t bear interest and were due on demand. During 2017, at OTD’s election, $463,414 of the Advances were treated as contributed capital and reclassified to additional paid-in-capital. During the six months ended June 30, 2018, an additional $12,841 in monies were advanced to the company under the same terms. As of June 30, 2018 and December 31, 2017, amounts owing to OTD under this arrangement were $60,841 and $48,000, respectively. During 2016, similar Advances were made to the company by OTD and reclassified to additional paid-in-capital totaled $189,226, which included $6,042 of Advances reclassified from 2015.

In April 2016, the company and OTD entered into the Note for $300,000 of funds loaned by OTD to the company during 2016. In August 2017, the Note was amended to increase the loan amount to a total of $600,000, with OTD providing the additional $300,000 of funds to the company over the course of 2017. The Note, as amended, bears interest at 6% per annum and required repayment of the principal balance and any accrued interest thereon by the Maturity Date, December 31, 2018. In addition, the holder can require the Note to be repaid prior to the Maturity Date in an amount equal to 10% of the net proceeds from any third party debt or equity financing. As of June 30, 2018, December 31, 2017 and 2016, the principal balance outstanding of the Note was $600,000, $600,000 and $300,000, respectively. The company also owed OTD accrued and unpaid interest under the Note, in the amounts of $61,123, $43,123, $13,512, as of June 30, 2018, December 31, 2017 and December 31, 2016, respectively. The accrued interest is reflected within the line item “Amounts due related party” on the company’s balance sheet.

In April 2018, and with an effective date as of December 31, 2017, the Note with OTD was further amended to extend the Maturity Date to December 31, 2019, and to replace the provision regarding repayment of 10% of the net proceeds from any third party debt or equity financing from required to optional. All other terms and conditions on the Note as amended in August 2017 continue to apply.

On April 26, 2017, the company entered into a licensing agreement with Thomas DeLonge and Mr. DeLonge’s affiliated entities Mr. Handsome, LLC and Good in Bed Music, ASCAP (the “DeLonge Entities”), memorializing a verbal license the DeLonge Entities had with the company and its subsidiaries since 2011 for the use of certain intellectual property rights, in particular Mr. DeLonge’s legal and professional name and likeness, trademarks and copyrights (including master recordings) relating to Mr. DeLonge and the musical band professionally known as Angels and Airwaves (the “Licensing Agreement”). Under the terms of this Licensing Agreement, the company is obligated to pay the DeLonge Entities a royalty on gross sales ranging from 0.5% – 15% depending on the product category, with a minimum royalty guarantee of $100,000 each calendar year. The royalties due the DeLonge Entities under this Agreement for each of the years ended December 31, 2017 and 2016 was the minimum guarantee amount of $100,000, Royalties of $50,000 were due the DeLonge Entities under this Licensing Agreement for the six months ended June 30, 2018 and June 30, 2017. These royalties were recorded by the company as a cost of revenue in each of these periods. The amounts due the DeLonge Entities for these royalties had not been paid and are included within Amounts Due Related Party on the accompanying financial statements. For the year ended December 31, 2016, the DeLonge Entities contributed the royalties of $100,000 to the company in the form of additional paid-in capital.

Collectively, monies due to Mr. DeLonge under related party transactions totaled $871,964, $791,123 and $313,512 as of June 30, 2018, December 31, 2017 and December 31, 2016, respectively.

In August 2018, the company entered into two statements of work with EarthTech International, Inc. (“ETI”) to prepare plans, perform scientific analysis, and advise the company on materials analysis (“SOW-MSSA”) and beamed energy propulsion launch systems (“SOW-BELS”). ETI’s founder and president is company Director Harold E. Puthoff. The value of the SOW-MSSA is $35,000 and the value of the SOW-BELS is $25,000.

During August 2018, the company entered into a revolving line of credit agreement (“Line of Credit”) with Mr. DeLonge, evidenced by a secured promissory note (“2018 Note”) from the company to Mr. DeLonge, maturing on December 31, 2019. The Line of Credit allows the company to borrow funds up to a total amount of $495,000 on a revolving basis and bears interest at 8.58% per annum. The 2018 Note requires minimum monthly payments of principal and interest and is secured by certain intellectual property rights associated with brand assets owned or controlled by the company or TTS. The company plans to utilize this Line of Credit as a source of additional operating funds for working capital needs. As of November 30, 2018, the company had outstanding borrowings under the Line of Credit in the amount of $350,000.

Currently, the company does not have any commitments or assurances for additional capital, other than disclosed above, nor can the company provide assurance that such sources of funds will be available to it on favorable terms, or at all. If, after utilizing the existing sources of capital available to the company, further capital needs are identified and the company is not successful in obtaining the financing, it could potentially be forced to curtail its existing or planned future operations.

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The company is currently offering Class A Common Stock under Rule 506(c) of Regulation D to private investors. To date, the company has not sold any shares in that concurrent private offering.

Cash Flow

The following tables summarize, for the periods indicated, selected items in our condensed Statements of Cash Flows:

	Years Ended
	December 31,
	2017	2016

Net cash (used in) provided by:
Operating activities	$(548,664)	$(47,059)
Investing activities	$(87,130)	$(76,699)
Financing activities	$629,973	$159,986

Operating Activities

Cash used in operating activities was $548,664 for the year ended December 31, 2017, as compared to cash used in operating activities of $47,059 for the year ended December 31, 2016. The increase in cash used in operating activities was due to an increase in the net loss for the company during the 2017 period after taking into account the increase in stock-based compensation expense during 2017, partially offset by increases in accounts payable and accrued liabilities at December 31, 2017 as compared to December 31, 2016.

Investing Activities

Cash used in investing activities was $87,130 and $76,699 for the years ended December 31, 2017 and 2016, respectively. The increase in cash used in investing activities was attributable to higher purchases of media assets, property and equipment, partially offset by a decline in proceeds from asset sales.

Financing Activities

Cash provided by financing activities increased to $629,973 from $159,986 for the years ended December 31, 2017 and 2016, respectively. The increase in cash provided by financing activities was primarily due to an increase in proceeds received from third-party short-term loans and advances and related party borrowings during the 2017 period. The company also received higher proceeds in the 2017 period from the issuance of shares pursuant to the company’s First Regulation A Offering, partially offset by an increase in related stock issuance costs.

	Six Months Ended
	June 30,
	2018	2017

Net cash (used in) provided by:
Operating activities	$(970,867)	$(151,651)
Investing activities	$(12,007)	$(10,500)
Financing activities	$1,042,064	$156,770

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Operating Activities

Cash used in operating activities was $970,867 for the six months ended June 30, 2018, as compared to cash used in operating activities of $151,651 for the six months ended June 30, 2017. The increase in cash used in operating activities was due to an increase in the net loss for the company in the 2018 period after taking into account the decline in stock-based compensation expense, and higher accounts payable disbursements as compared to the prior year.

Investing Activities

Cash used in investing activities was $12,007 and $10,500 for the six months ended June 30, 2018 and June 30, 2017, respectively.

Financing Activities

Cash provided by financing activities increased to $1,042,064 from $156,770 for the six months ended June 30, 2018 and June 30, 2017, respectively. The increase in cash provided by financing activities was primarily due to proceeds received from the issuance of shares pursuant to the company’s Regulation A Offering, partially offset by a decrease in related stock issuance costs and lower borrowings and advances from related parties.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect the liquidity, capital resources, market risk support, and credit risk support or other benefits.

Assuming that the maximum amount of financing sought in this Regulation A Offering is raised, over the next 12 months the company will:

•	complete the evaluation stage and begin the development phase on the BEP and STME projects (including the A.D.A.M. Research Project) in the Aerospace and Science Divisions;
•	continue operations at its Entertainment Division, TTS;
•	co-finance cinematic project(s) to be determined;
•	support initiatives related to the company’s public benefit purpose; and
•	repay any outstanding amounts on the Line of Credit.

We would need to seek more funds to complete these projects after 12 months.

The company is currently evaluating different funding mechanisms, including additional corporate structuring, to allow the Entertainment and Aerospace Divisions to accelerate progress, scale and expand, including institutional monies, foundations, private equity and angel investment.

Trend Information

We plan to continue to develop the current original and licensed brands in our Entertainment Division. We will invest and expand film production activities, launch new music releases, develop new creative concepts, develop engaging educational and entertainment media in connection with the research and discoveries by the Aerospace and Science Divisions, grow our consumer base, expand product manufacturing, and/or pursue a more extensive licensing model.

On September 18, 2018, the Entertainment Division released the much-anticipated sequel in its ‘Sekret Machines’ fiction series, the novel ‘A Fire Within’. In the next 6-12 months, the company plans to: release further publications relating to existing and new properties, progress further in discussions and negotiations on film and television projects, release new music, and develop educational materials related to its scientific and aerospace initiatives.

We are in the process of evaluating and planning projects in the Aerospace and Science Divisions, in particular regarding materials, an essential precursor to STME, and Beamed Energy Propulsion Launch Systems (“BELS”).

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In August 2018, the company announced its flagship research program: the A.D.A.M. Research Project. The company engaged ETI (EarthTech International, Inc.) to prepare a plan and advise on the collection and scientific evaluation of materials samples the company obtained through reliable reports of advanced aerospace vehicles of unknown origin (the SOW-MSSA).

ETI is a pioneering research organization in Austin, Texas, at the forefront of next generation science and technology. ETI’s founder and president is company Director Harold E. Puthoff. On August 16, 2018, the company entered into SOW-MSSA with ETI for the analysis and experiments for the Materials Analysis – Set A. Under the SOW-MSSA, ETI will be responsible for planning, execution analysis, and experimentation to establish the properties of specific materials.

Separate from the A.D.A.M. Research Project, the company entered into SOW-BELS with ETI to define a comprehensive program plan to develop an operational BELS. BELS is another project initiative the company has been pursuing in 2018. Under the SOW-BELS, ETI will be responsible for defining a program plan for requirements development, analysis, experimentation, risk reduction efforts, demonstrations, operational system development, and initial fielding of BELS cubesat launch system development program.

After that evaluation process, we plan to develop some or all of the aerospace and science initiatives and associated products through direct investment, debt and equity financing, and strategic partnerships.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The company’s executive officers, directors, and significant employees are as follows:

Name	Position	Age	Term of Office (if indefinite, date appointed)	Approximate hours per week (if part- time)/full-time
Officers*:
Thomas DeLonge	President, Interim Chief Executive Officer	43	Appointed to indefinite term of office. May 25, 2017	Full-time
James Semivan	Vice President Operations	66	Appointed to indefinite term of office. May 25, 2017	Contractor
Harold Puthoff	Vice President Science and Technology	82	Appointed to indefinite term of office. May 25, 2017	Contractor
Louis Tommasino	Treasurer Chief Financial Officer	56	Appointed to indefinite term of office. May 25, 2017 Appointed to indefinite term of office. September 11, 2017	Contractor
Stephen Justice	Director of Advanced Programs and Technology, Chief Operations Officer	62	Appointed to indefinite term of office. August 6, 2018	Full-time
Kari DeLonge	Chief Communications Officer	36	Appointed to indefinite term of office. August 9, 2017	Full-time
Lisa Clifford	Secretary	51	Appointed to indefinite term of office. May 25, 2017	Full-time
Directors**:
Thomas DeLonge	Director	42	Appointed to indefinite term of office. March 14, 2017
James Semivan	Director	66	Appointed to indefinite term of office. March 14, 2017
Harold Puthoff	Director	82	Appointed to indefinite term of office. March 14, 2017
Significant Employees :
Luis Elizondo	Chief of Security and Special Programs	46	October 2017-present	Full-time

*We anticipate hiring as necessary to grow the business. In particular, we are looking for a Chief Executive Officer at TTS AAS to take over from Tom DeLonge.

**There are two additional directors to be appointed.

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We are organized as a Delaware public benefit corporation. Under Section 365 of the DGCL, the board of directors is required to manage or direct the business and affairs of the company in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the company's conduct, and the specific public benefit or public benefits identified in our certificate of incorporation. A director does not have any duty to any person on account of any interest of such person in the public benefit or public benefits identified in the certificate of incorporation or on account of any interest materially affected by the company’s conduct and, with respect to a decision implicating the balance requirement discussed above, will be deemed to satisfy the director's fiduciary duties to stockholders and the company if the director's decision is both informed and disinterested and not such that no person of ordinary, sound judgment would approve. Our certificate of incorporation includes a provision that any disinterested failure to satisfy DGCL § 365 shall not, for the purposes of Sections 102(b)(7) or 145 of the DGCL, or for the purposes of any use of the term “good faith” in the Certificate of Incorporation or the Bylaws of the company in regard to the indemnification or advancement of expenses of officers, Directors, employees and agents, constitute an act or omission not in good faith, or a breach of the duty of loyalty.

Tom DeLonge – Founder, President, Interim Chief Executive Officer, Director

Tom DeLonge is the founder and interim CEO of the Company. He is also the President of the Company subsidiary To The Stars, Inc. His award-winning entertainment career spans over two decades with music sales of over 25 million records worldwide with the bands he co-founded, Blink182 and Angels & Airwaves. Since 2011 at To The Stars, Inc., Mr. DeLonge has co-authored and published multiple chart-topping books, written and directed both live action and animated films as well as created various multimedia franchises that have expanded into successful merchandise brands. Prior to forming the Company, Mr. DeLonge co-founded Really Likeable People, Inc., the parent company of multiple international consumer lifestyle brands and the technology platform, Modlife, Inc., which formed in 2007 and empowered artists with digital content monetization tools. Mr. DeLonge has been recognized for his creative endeavors across music, books, and film including awards for Best Video, Best Animated Short Film, Best Teen Fiction, and 2017's UFO Researcher Award.

Jim Semivan – Founder, Vice President Operations, Director

Jim Semivan is a co-founder and Vice President Operations of the company. Prior to joining us in 2017 (and continuing in this capacity), Mr. Semivan is the owner of a consulting firm called JimSem1, LLC, which he founded in 2007 after retiring from the Central Intelligence Agency that year. Since his retirement, Mr. Semivan has been primarily working for JimSem1, where he has been consulting with the Intelligence Community (IC) on a variety of classified topics that include IC Leadership training, CIA Tradecraft training and IC programs for countering weapons of mass destruction. Mr. Semivan retired from the Central Intelligence Agency’s Directorate of Operations after 25 years working as an operations officer both overseas and domestically. He was a member of the CIA’s Senior Intelligence Service. Mr. Semivan has a BS and a BA degree from The Ohio State University and a MA in English Literature from San Francisco State University. Mr. Semivan currently holds Top Secret Clearances.

Dr. Harold E. Puthoff – Founder, Vice President Science and Technology, Director

Dr. Harold E. Puthoff is a co-founder and Vice President Science and Technology of the company. Prior to joining us in 2017 (and continuing in those positions), Dr. Puthoff is President and CEO of EarthTech International, Inc. (ETI), and Director of the Institute for Advanced Studies at Austin (IASA), positions he has held since 1985. In those positions he has published numerous papers on electron-beam devices, lasers and space propulsion and has patents issued in the laser, communications, and energy fields. Dr. Puthoff’s professional background spans more than five decades of research at General Electric, Sperry, the National Security Agency, Stanford University, SRI International, and, since 1985, as President of ETI and Director IASA. He has published numerous papers on electron-beam devices, lasers, and space propulsion and has patents issued in the laser, communications, and energy fields. Dr. Puthoff regularly serves various corporations, foundations, NASA, and other government organizations as advisor on leading-edge technologies and future technology trends. He earned his Ph.D. from Stanford University in 1967.

Louis Tommasino – Treasurer, Chief Financial Officer

Louis Tommasino is our Treasurer and Chief Financial Officer, working with the company’s subsidiary TTS since 2015 and with its former parent company, Really Likeable People, since 2004. He is also the owner of Louis Tommasino CPA & Associates, a firm providing tax services, auditing and financial consulting, including business planning and management services to his clients. Since 1996, he has grown his practice to nine employees with over 500 clients in various industries, including entertainment and bio-tech. He also works with non-profit organizations, trusts, estates, and individuals. He has worked with several small and start-up companies in Arizona and California. He is a member of the American Institute of Certified Public Accountants, the California Society of CPAs, and the Commonwealth Financial Network of Massachusetts. Mr. Tommasino graduated with a Bachelor of Science in Business Administration from Arizona State University and holds a CPA license both in the states of Arizona and California.

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Kari DeLonge – Chief Content Officer

Kari DeLonge is the Chief Content Officer for the Company. She served as Chief Marketing and Product Officer of company subsidiary To The Stars, Inc. since its inception in 2011 overseeing worldwide media launches including Billboard Top 200 albums, critically-acclaimed independent films and award-winning books. Prior to To The Stars, Inc., she served as Product Manager at a technology platform, Modlife, Inc., where she was in charge of content monetization, merchandise manufacturing and distribution, e-commerce as well as multi-channel marketing for major music acts on the platform. Starting in 2000, she served for 7 years as Global Marketing Director for consumer lifestyle brands Atticus Clothing and Macbeth Footwear. She holds a BA degree with honors in Accounting and a BBA degree with honors in business and marketing from the University of San Diego.

Lisa Clifford – Secretary

Lisa Clifford is the Secretary of the company, the Secretary for the company’s subsidiary TTS and also serves as the Executive Assistant to Tom DeLonge. She has spent her career in entertainment, media and merchandising. Mrs. Clifford has served as Mr. DeLonge’s Executive Assistant for the past 14 years, not only managing Mr. DeLonge’s day-to-day schedule of press and meetings, but also his recording and touring schedules. She is also responsible for coordinating projects and events for TTS. Prior to joining TTS, Mrs. Clifford performed similar roles at Really Likeable People. Mrs. Clifford holds a B.A. degree in advertising from California State University, Fullerton.

Steve Justice – Director of Advanced Programs and Technology, Chief Operations Officer

Steve Justice is currently our Chief Operations Officer. He has served in that position for three months, from July 2018 to the present date. Prior to joining us in September 2017, he was the Director for Integrated Systems at Lockheed Martin Aeronautics Company Skunk Works from 2016 his retirement in September 2017, and oversaw a department budget in excess of $20 million. In that position he was responsible for leading complex aircraft system and platform program development, capture, and execution. From 2012 to 2016, he was Director for Advanced Programs, responsible for the portfolio of advanced programs that represented the future of Lockheed Martin Aeronautics Company. He holds a B.S. degree in Aerospace Engineering from the Georgia Institute of Technology.

Luis Elizondo - Chief of Security and Special Programs

Luis Elizondo is the TTS AAS Chief of Security and Special Programs. For nearly the last decade, he ran a sensitive aerospace threat identification program focusing on unidentified aerial technologies and managed the security for certain sensitive portfolios for the U.S. Government as the Director for the National Programs Special Management Staff. Mr. Elizondo is a career intelligence officer whose experience includes working with the U.S. Army, the Department of Defense, the National Counterintelligence Executive, and the Director of National Intelligence. As a former Special Agent In-Charge, he conducted and supervised highly sensitive espionage and terrorism investigations around the world. As an intelligence Case Officer, he ran clandestine source operations throughout Latin America and the Middle East. Mr. Elizondo’s academic background includes Microbiology, Immunology and Parasitology, with research experience in tropical diseases. He is also an inventor who holds several patents.

Advisory Board

The company’s Advisory Board consists of accomplished scientists, researchers, inventors, and former intelligence and governmental officials with a proven track record of success in their respective fields. The Advisory Board is Chris Mellon, Dr. Adele Gilpin, Dr. Norman Kahn, Dr. Colm Kelleher, Dr. Paul Rapp, and Chris Herndon.

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Chris Mellon

Christopher Mellon is a private equity investor, political commentator and the Chair of the Science Committee at the Carnegie Museum of Natural History. He served for 20 years in the federal government, to include serving as the Deputy Assistant Secretary of Defense for Intelligence in the Clinton and Bush Administrations. He also worked for many years on Capitol Hill to include serving as the Minority Staff Director of the Senate Select Committee on Intelligence. As an aide to Senator William S. Cohen he drafted the legislation that established the US Special Operations Command. He is the author of numerous articles on politics and national security; and the recipient of multiple awards from the Department of Defense and agencies of the US Intelligence Community. He holds a B.A. in Economics from Colby College and an M.A. in International Affairs from Yale University.

Dr. Adele Gilpin

Dr. Adele Gilpin is a scientist with biomedical academic and research experience as well as an active, licensed, attorney. She served on the faculty at the Johns Hopkins Bloomberg School of Public Health, the University of Maryland School of Medicine, and the Medical College of Pennsylvania. She has taught biostatistics, epidemiology, and the design and conduct of clinical trials. Dr. Gilpin led an international team of scientists and physicians in designing and implementing two multiproject programs that were together awarded $10 million by NIH, and has designed and conducted multiple clinical trials. Her regulatory law practice focuses on FDA regulated products such as medical devices and pharmaceuticals, and on research law. Since the program’s inception in 2007, Dr. Gilpin has collaborated with the DOD’s Traumatic Injury Research Program at the Uniformed Services University of the Health Sciences. She was awarded the E. Randolph William award for exceptional pro bono service in both 2009 and 2011. She received BA, MA and PhD degrees from Temple University (psychology; quantitative psychology) and a JD from Georgetown University Law Center (cum laude).

Dr. Norman Kahn

Dr. Norman Kahn currently is a consultant on national security matters for the U. S. Government, with a focus on preventing the use of biological weapons of mass destruction/disruption. Dr. Kahn had over a 30-year career with the Central Intelligence Agency, culminating in his development and direction of the Intelligence Community's Counter-Biological Weapons Program. Dr. Kahn is the recipient of the Agency's Distinguished Career Intelligence Medal and the Director of National Intelligence's National Intelligence Distinguished Service Medal. Dr. Kahn has a B.S. degree in biology from the City College of New York and a Ph.D. in oceanography from the University of Rhode Island.

Dr. Colm Kelleher

Dr. Colm Kelleher is a biochemist with a twenty-eight-year research career in cell and molecular biology currently working in senior management in the aerospace sector. He has served as Laboratory Director at biotech company Prosetta Corporation, where he led several small molecule drug discovery programs focused on viruses of interest to the United States Department of Defense. He also worked for eight years as Deputy Director of the National Institute for Discovery Science (NIDS), a research organization that used forensic science methodology to unravel scientific anomalies. From 2008-2011 he served as Deputy Administrator of a United States Government funded threat assessment program focused on advanced aerospace technology. Dr. Kelleher has authored over forty peer reviewed scientific articles in cell and molecular biology, immunology and virology as well as two best-selling books, “Hunt for the Skinwalker” and “Brain Trust”. He holds a PhD in Biochemistry from the University of Dublin, Trinity College.

Dr. Paul Rapp

Dr. Paul Rapp is a Professor of Military and Emergency Medicine at the Uniformed Services University and Director of the Traumatic Injury Research Program. He also holds a secondary appointment as a Professor of Medical and Clinical Psychology. He is a past editor of Physica, and has served on the editorial boards of the International Journal of Bifurcation and Chaos, Chaos and Complexity Letters, and Cognitive Neurodynamics. Past honors include a Certificate of Commendation from the Central Intelligence Agency for “significant contributions to the mission of the Office of Research and Development.” Dr. Rapp attended the University of Illinois and received Bachelors degrees in Physiology (minor in Chemistry, Summa cum Laude) and Engineering Physics (Summa cum Laude). He received his Ph.D. from Cambridge University, working under the supervision of Professor Sir James Lighthill in the Department of Applied Mathematics and Theoretical Physics.

Chris Herndon

Chris Herndon is a C-level Executive and Entrepreneur and currently serves as Chief Operating Officer of TechCentrics, Inc. Previously, he served for more than twenty years in the federal government, most recently as Deputy Assistant to the President and the Director of White House Information Technology. Prior to his position at the White House, Chris held C-Level and senior IT leadership positions with some of Washington DC area’s most respected government systems integrators, including Client Executive for CSRA, Chief Technology Officer for SRA International, Managing Director for MorganFranklin Corp., and COO/Co-Founder of TechCentrics, Inc.  He began his career in telecommunications as a Department of the Navy civilian, where he supported organizations such as the National Reconnaissance Office, Office of Naval Research, Office of the Secretary of Defense, and the White House Communications Agency. He holds a B.S. in electrical engineering from the University of Maryland.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2017, we compensated our three highest paid executive officers and directors on a consolidated basis as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)			Total compensation ($)
Kari DeLonge	Chief Content Officer (TTS AAS) Treasurer (TTS)	$100,000	$		*	$100,000
Lisa Clifford	Secretary (TTS AAS)	$67,962		$0		$67,962
Louis Tomassino**	CFO (TTS AAS)	$31,584		$0		$31,584

* In June 2017, Kari DeLonge was granted the option to purchase 5,000,000 shares of the company’s Class A Common Stock at an exercise price of $0.003 per share, exercisable until the expiration date of June 6, 2027. As of June 30, 2018 and December 31, 2017, 4,041,557 and 3,791,667, respectively, of Ms. DeLonge’s options were vested and exercisable. See “Interest of Management and Others in Certain Transactions”. The stock option compensation expense recognized by the company associated with these vested shares for the fiscal year December 31, 2017 was calculated as $18,958,333, which was the estimated fair value of the stock options at the grant date using a Black-Scholes option-pricing model.

** Louis Tommasino is the principal of Louis Tomassino, CPA & Associates (“LTCPA”), which was compensated for accounting and tax services for the company.

Our subsidiary TTS did not compensate its executive officer and sole director, Tom DeLonge in cash.  However, Gravity Holdings LLC, an entity controlled by Mr. DeLonge, was issued 60,000,000 shares of Class A Common Stock and 1,800 shares of Class B Common Stock in 2017. In addition, Mr. DeLonge is owed $100,000 in royalty payments for the 2017 fiscal year.

For the fiscal year ended December 31, 2017, we paid our directors as a group $0 for services as a Director. There are three directors in this group. A total of 67,500,000 shares of Class A Common Stock and 5,400 shares of Class B Common Stock were granted to this group (including affiliated entities). We did issue reimbursements to the Directors for the fiscal year ended December 31, 2017.

Kari DeLonge and Lisa Clifford were employed by TTS as of December 31, 2017 and compensated as set forth above. Subsidiary TTS paid Tom DeLonge $0.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of September 30, 2018, the TTS AAS voting securities that are owned by our executive officers, directors and other persons holding more than 10% of the company’s voting securities.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class(3)
Class A Common Stock	Gravity Holdings LLC(1)	60,000,000 shares	N/A	70.4%
Class A Common Stock	Officers and Directors (3 persons)	67,500,000 shares		79.2%
Class B Common Stock	Gravity Holdings LLC(1)	1,800 shares	N/A	33.3%
Class B Common Stock	Jimsem 1, LLC(2)	1,800 shares	N/A	33.3%
Class B Common Stock	Harold E. Puthoff	1,800 shares	N/A	33.3%
Class B Common Stock	Officers and Directors (3 persons)	5,400 shares		100%

(1) The DeLonge Family Trust is the sole member of Gravity Holdings, LLC. Thomas DeLonge and his wife, Jennifer DeLonge, are trustees of the DeLonge Family Trust.

(2) Wholly-owned by James Semivan.

(3) Based on 85,262,517 outstanding shares of Class A Common Stock, which assumes the vesting of all restricted shares granted under the 2017 Stock Incentive Plan.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company has elected not to be governed by Section 203 of the DGCL. Section 203 contains prohibitions from companies engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder. An interested stockholder includes owners of more than 15% of the outstanding voting stock of the company.

During the year ended December 31, 2017, the company received Advances totaling $511,414 from Our Two Dogs, Inc. (“OTD”), an entity owned by Tom DeLonge, for working capital needs. The Advances didn’t bear interest and were due on demand. During 2017, at OTD’s election, $463,414 of the Advances were treated as contributed capital and reclassified to additional paid-in-capital. During the six months ended June 30, 2018, an additional $12,841 in monies were advanced to the company under the same terms. As of June 30, 2018 and December 31, 2017, amounts owing to OTD under this arrangement were $60,841 and $48,000, respectively. During 2016, similar Advances were made to the company by OTD and reclassified to additional paid-in-capital totaled $189,226, which included $6,042 of Advances reclassified from 2015.

In April 2016, the company and OTD entered into the Note for $300,000 of funds loaned by OTD to the company during 2016. In August 2017, the Note was amended to increase the loan amount to a total of $600,000, with OTD providing the additional $300,000 of funds to the company over the course of 2017. The Note, as amended, bears interest at 6% per annum and required repayment of the principal balance and any accrued interest thereon by the Maturity Date, December 31, 2018. In addition, the holder can require the Note to be repaid prior to the Maturity Date in an amount equal to 10% of the net proceeds from any third party debt or equity financing. As of June 30, 2018, December 31, 2017 and 2016, the principal balance outstanding of the Note was $600,000, $600,000 and $300,000, respectively. The company also owed OTD accrued and unpaid interest under the Note, in the amounts of $61,123, $43,123,$13,512, as of June 30, 2018, December 31, 2017 and December 31, 2016, respectively. The accrued interest is reflected within the line item “Amounts due related party” on the company’s balance sheet.

In April 2018, and with an effective date as of December 31, 2017, the Note with OTD was further amended to extend the Maturity Date to December 31, 2019, and to replace the provision regarding repayment of 10% of the net proceeds from any third party debt or equity financing from required to optional. All other terms and conditions on the Note as amended in August 2017 continue to apply.

On April 26, 2017, the company entered into a licensing agreement with Thomas DeLonge and Mr. DeLonge’s affiliated entities Mr. Handsome, LLC and Good in Bed Music, ASCAP (the “DeLonge Entities”), memorializing a verbal license the DeLonge Entities had with the company and its subsidiaries since 2011 for the use of certain intellectual property rights, in particular Mr. DeLonge’s legal and professional name and likeness, trademarks and copyrights (including master recordings) relating to Mr. DeLonge and the musical band professionally known as Angels and Airwaves (the “Licensing Agreement”). Under the terms of this Licensing Agreement, the company is obligated to pay the DeLonge Entities a royalty on gross sales ranging from 0.5% – 15% depending on the product category, with a minimum royalty guarantee of $100,000 each calendar year. The royalties due the DeLonge Entities under this Agreement for each of the years ended December 31, 2017 and 2016 was the minimum guarantee amount of $100,000, Royalties of $50,000 were due the DeLonge Entities under this Licensing Agreement for the six months ended June 30, 2018 and June 30, 2017. These royalties were recorded by the Company as a cost of revenue in each of these periods. The amounts due the DeLonge Entities for these royalties had not been paid and are included within Amounts Due Related Party on the accompanying financial statements. For the year ended December 31, 2016, the DeLonge Entities contributed the royalties of $100,000 to the Company in the form of additional paid-in capital.

Collectively, monies due to Mr. DeLonge under related party transactions totaled $871,964, $791,123 and $313,512 as of June 30, 2018, December 31, 2017 and December 31, 2016, respectively.

Mr. DeLonge and related entities also assigned and transferred other intellectual property rights to TTS AAS and our subsidiary, including a collection of domains, a collection of copyrights, and a collection of brands and concepts.

Tom DeLonge was the beneficial owner of TTS prior to contributing its shares to TTS AAS. On April 27, 2017, Archive West Investments contributed 100% of the shares of To The Stars, Inc. to Gravity Holdings, LLC. On June 1, 2017, TTS AAS entered into a Contribution Agreement with Gravity Holdings, LLC in which Gravity Holdings, LLC contributed all of its shares of To The Stars, Inc. to TTS AAS in exchange for 55,000,000 shares of TTS AAS Class A Common Stock. The DeLonge Family Trust is the sole member of Archive West Investments and Gravity Holdings, LLC.

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In May 2017, we issued a total of 12,500,000 shares of Class A Common Stock and 5,400 shares of Class B Common Stock to Gravity Holdings, LLC, JimSemI, LLC, and Harold Puthoff in exchange for a nominal cash payment and past and anticipated future efforts to support the company’s business and objectives. JimSemI, LLC is wholly-owned by James Semivan.

In June 2017, we granted Kari DeLonge a stock option award to purchase 5,000,000 shares of the company’s Class A Common Stock at an exercise price of $0.003 per share, exercisable until the expiration date of June 6, 2027. On the June 6, 2017 grant date, 3,500,000 of the options were immediately vested and exercisable, with the balance vesting and becoming exercisable in a series of 36 successive equal monthly installments upon her completion of each additional month of service. As of June 30, 2018, 4,041,557 of Ms. DeLonge’s options were vested and exercisable. Ms. DeLonge has not exercised the options. Ms. DeLonge is the sister of Tom DeLonge.

In August 2018, the company entered into two statements of work with EarthTech International, Inc. (“ETI”) to prepare plans, perform scientific analysis and advise the company on materials analysis (“SOW-MSSA”) and beamed energy propulsion launch systems (“SOW-BELS”). ETI’s founder and president is company Director Harold E. Puthoff. The value of the SOW-MSSA is $35,000 and the value of the SOW-BELS is $25,000.

During August 2018, the company entered into a revolving line of credit agreement (“Line of Credit”) with Mr. DeLonge, evidenced by a secured promissory note (“2018 Note”) from the company to Mr. DeLonge, maturing on December 31, 2019. The Line of Credit allows the company to borrow funds up to a total amount of $495,000 on a revolving basis and bears interest at 8.58% per annum. The 2018 Note requires minimum monthly payments of principal and interest and is secured by certain intellectual property rights associated with brand assets owned or controlled by the company or TTS. The company plans to utilize this Line of Credit as a source of additional operating funds for working capital needs. As of November 30, 2018, the company had outstanding borrowings under the Line of Credit in the amount of $350,000.

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SECURITIES BEING OFFERED

TTS AAS is offering Class A Common Stock in this offering.

TTS AAS’s authorized capital stock consists of 100,100,000 total shares, of which 100,000,000 shares are Class A Common Stock with a par value of $0.0001 per share, 9,000 shares are Class B Common Stock with a par value of $0.0001 per share, and 91,000 shares of preferred stock with a par value of $0.0001 per share. As of September 30, 2018, 85,262,517 shares of Class A Common Stock and 5,400 shares of Class B Common Stock were outstanding.

The following is a summary of the rights of TTS AAS’s capital stock as provided in its Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), Bylaws, and Stockholders Agreement, which have been filed as exhibits to the Offering Statement of which this Preliminary Offering Circular is a part.

The company will amend and restate its certificate of incorporation prior to qualification of this Offering Statement by the Securities and Exchange Commission.

Public Benefit Corporation

The company is a public benefit corporation that is intended to operate in a responsible and sustainable manner and to produce a public benefit or benefits, and is to be managed in a manner that balances the stockholders pecuniary interests, the best interests of those materially affected by the company’s conduct and the public benefit or benefits identified in its certificate of incorporation.

The company will provide notice to any person to whom stock is issued or who acquires treasury shares that it is a public benefit corporation unless the issuance or disposal is pursuant to an offering registered under the Securities Act of 1933 or the company has a class of securities that is registered under the Securities Exchange Act of 1934.

We must have approval of 2/3 of the outstanding stock of the company entitled to vote to:

•	Amend our certificate of incorporation to delete or amend the requirements of our public benefit purpose; or
•	Merge or consolidate with an entity that would result in the company losing its status as a public benefit corporation or with an entity that does not contain identical provisions identifying the public benefits of the company.

A nonprofit nonstock corporation may not be a constituent corporation to any merger or consolidation with the company.

Any stock certificate issued by the company must note conspicuously that the company is a public benefit corporation, and any notice that we send for uncertificated stock must state conspicuously that the company is a public benefit corporation.

We will include in every notice of a meeting of stockholders a statement to the effect that it is a public benefit corporation. We will no less frequently than biennially provide our stockholders a statement as to the company’s promotion of the public benefits identified in our certificate of incorporation and of the best interests of those materially affected by the company’s conduct. The statement will include:

•	The objectives the Board of Directors has established to promote our public benefits and interests;
•	The standards the Board of Directors has adopted to measure the company’s progress in promoting our public benefits and interests;
•	Objective factual information based on those standards regarding the company’s success in meeting the objectives for promoting our public benefits and interests; and
•	An assessment of the company’s success in meeting the objectives and promoting our public benefits and interests.

Stockholders of the company owning individually or collectively, as of the date of instituting a derivative suit, at least 2% of the company's outstanding shares may maintain a derivative lawsuit to enforce the requirements that the Board of Directors will manage or direct the business and affairs of the company in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the company's conduct, and the specific public benefits identified in our certificate of incorporation.

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Class A Common Stock

Voting Rights

Each holder of Class A Common Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders.

Except as provided in the “Class B Common Stock – Voting Rights” below, as otherwise provided the Certificate of Incorporation, or as required by applicable law, the holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of the stockholders; provided, the number of authorized shares of Class A Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the Class A Common Stock and Class B Common Stock then outstanding, voting together as a single class.

Dividends and Distributions.

Subject to the terms of any preferred stock designation, if applicable, shares of Class A Common Stock and Class B Common Stock are entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or other distribution paid or distributed by the company, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class; provided, that if a dividend is paid in the form of Class A Common Stock, then holders of Class A Common Stock receive Class A Common Stock. TTS AAS has never declared nor paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Subdivision or Combination

If the outstanding shares of Class A Common Stock or Class B Common Stock are subdivided or combined, the outstanding shares of Class A Common Stock or Class B Common Stock, as applicable, will concurrently be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

Change of Control Transactions

Subject to the Class B Common Stock approval rights below, shares of Class A Common Stock and Class B Common Stock are treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class. Any merger or consolidation of the Corporation with or into any other entity which is not a Change of Control Transaction requires approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock remain outstanding and no other consideration is received in respect thereof, or (ii) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having identical rights to the shares of Class A Common Stock and Class B Common Stock, respectively.

Transfer of Shares

Shares of Stock are transferable upon the company’s books pursuant to the request of the holders thereof, in person or by their duly authorized attorneys or legal representatives, in the manner prescribed by law, the Certificate of Incorporation and in the Bylaws, upon surrender to the company by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of Stock.

41

Other Rights

Holders of TTS AAS’s Class A and Class B Common Stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the Class A Common Stock.

Class B Common Stock

Voting Rights.

Each holder of Class B Common Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders.

Except as provided below, as otherwise provided the Certificate of Incorporation, or as required by applicable law, the holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of the stockholders; provided, the number of authorized shares of Class A Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the Class A Common Stock and Class B Common Stock then outstanding, voting together as a single class.

The following matters require the affirmative vote of the holders of Class B Common Stock:

•	Any amendment, alteration, modification or repeal of any provision of the Certificate of Incorporation or Bylaws of the company
•	The formation or capitalization of any subsidiary, or entry into any joint venture or strategic partnership involving the company or any subsidiary;
•	Any issuance or sale of debt or equity securities of the company or any subsidiary (other than the grant of stock options pursuant to stock option plans or individual grants approved by the Board of Directors);
•	Any change of control transaction or any sale or exclusive license of all or substantially all of the assets of the company or any subsidiary;
•	Commencement of any receivership, liquidation, reorganization or other similar case or proceeding with respect to the company or any of its subsidiaries; or
•	Any agreement to do any of the foregoing.

Dividends and Distributions

Subject to the terms of any preferred stock designation, if applicable, shares of Class A Common Stock and Class B Common Stock are entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or other distribution paid or distributed by the company, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class; provided, that if a dividend is paid in the form of Class B Common Stock, then holders of Class B Common Stock receive Class B Common Stock.

TTS AAS has never declared nor paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Subdivision or Combination

If the outstanding shares of Class A Common Stock or Class B Common Stock are subdivided or combined, the outstanding shares Class A Common Stock or Class A Common Stock, as applicable, will concurrently be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

42

Change of Control Transactions

Subject to the Class B Common Stock approval rights above, shares of Class A Common Stock and Class B Common Stock are treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class. Any merger or consolidation of the Corporation with or into any other entity which is not a Change of Control Transaction requires approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock remain outstanding and no other consideration is received in respect thereof, or (ii) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having identical rights to the shares of Class A Common Stock and Class B Common Stock, respectively.

Conversion Rights

Each share of Class B Common Stock may be converted at the option of the holder into one share of Class A Common Stock at any time upon written notice to the company, or if applicable, to the transfer agent of the company.

Transfer of Shares

Shares of Stock shall be transferable upon the company’s books pursuant to the request of the holders thereof, in person or by their duly authorized attorneys or legal representatives, in the manner prescribed by law, the Certificate of Incorporation and in the Bylaws, upon surrender to the company by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of Stock.

Other Rights

Other than the drag along rights (described below), holders of TTS AAS’s Class A and Class B Common Stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the Class B Common Stock.

Preferred Stock

The Board of Directors is authorized to provide out of the unissued shares of preferred stock for one or more series of preferred stock by filing a certificate pursuant to the applicable law of the State of Delaware. The Board of Directors may fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of the shares of such series. No such designation has yet been filed.

All Classes of Stock

Forum Selection Provisions

Section IX of our Amended and Restated Certificate of Incorporation contains an exclusive forum provision. With a few exceptions, the Court of Chancery in the State of Delaware will be the sole and exclusive forum for any holder of TTS AAS’s Class A and Class B Common Stock (including a beneficial owner) to bring (i) any derivative action or proceeding brought on the company’s behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee, (iii) any action asserting a claim against the company arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the company governed by the internal affairs doctrine.  This section shall not apply to actions arising under the federal securities laws.

Section 7 of our subscription agreement (which appears as an exhibit to the offering statement of which this offering circular forms a part) provides that the Court of Chancery in the State of Delaware is the exclusive forum for all actions or proceedings relating to the subscription agreement. However, this exclusive forum provision does not apply to actions arising under the federal securities laws.

43

Drag Along Rights

Our stockholders will be subject to a drag-along provision related to the sale of the company, as set forth in the company’s Amended and Restated Certificate of Incorporation, pursuant to which each stockholder agrees that, in the event the holders of a majority of the company’s voting stock vote in favor of a transaction that involves the sale (i) of consolidated assets of the company representing 25% or more of the aggregate value of the company to a third party; (ii) of assets of any subsidiary representing 25% or more of the aggregate value of such subsidiary’s assets; (iii) resulting in 25% or more of the Class A Common Stock (or other voting stock) being held by a third party; (iv) resulting in 25% or more of the capital stock or other equity interests of a subsidiary being held by a third party; or a merger, consolidation, recapitalization or reorganization of the company or any applicable subsidiary of the company with or into a third party, then such stockholder will vote in favor of the transaction if such vote is solicited, refrain from exercising dissenters’ rights with respect to such sale of the company, and deliver any documentation or take other actions reasonably required, amongst other covenants.

Stockholders Agreement

The Stockholders Agreement was entered into between the company and holders of Class B Common Stock, Gravity Holdings LLC, JimSem 1, LLC, and Harold E. Puthoff (collectively, “stockholders”), on May 31, 2017. The following description summarizes certain of the terms of the Stockholders Agreement, which appears as an Exhibit to the Offering Statement of which this Offering Circular forms a part.

Directors

The Stockholders Agreement fixes the number of directors at five. Each stockholder who holds at least 20% of the shares of Class B Common Stock may designate himself or herself as a director, and Thomas M. DeLonge or any Affiliate thereof (“Lead Investor”) may designate a director of his choosing. No director may receive compensation for his or her service as a director; provided, that each director shall be reimbursed for reasonable travel and out-of-pocket expenses incurred in the performance of his or her duties.

Restrictions on Transfer of Shares

Stockholders may not transfer Class B Common Stock or any stock equivalents without the prior written consent of the Board and the Lead Investor, except (i) pursuant to specific permitted transfers, (ii) to the company or Lead Investor, (iii) when required by drag-along rights, or (iv) as otherwise set forth in an incentive plan or award agreement. Prior to May 31, 2019, any other capital stock or stock equivalents other than Class B Common Stock may not be transferred without prior consent of the Board and the Lead Investor, except: (i) pursuant to specific permitted transfers, or (ii) when required by drag-along rights. The Lead Investor may not transfer any capital stock or stock equivalents except: (i) pursuant to a public offering, (ii) with respect to permitted transfers, or (iii) in strict accordance with the Lead Investor’s purchase rights and drag-along rights.

Permitted Transfers

The Lead Investor may transfer to any affiliate of the Lead Investor. All stockholders (including the Lead Investor) may transfer: (a) to a trust established for the benefit of the stockholder and/or any spouse, parent, siblings, descendants and the spouses of such stockholder, with voting restrictions; and (b) for bona fide estate planning purposes.

Purchase Rights

The company and the Lead Investor have the right to purchase from any stockholder who holds shares of Class B Common Stock some or all of the selling stockholder’s shares of Class B Common Stock, pursuant to the terms of the Stockholders Agreement.

Drag-Along Rights

If the Lead Investor (or his affiliates or permitted transferees) propose to consummate an approved transaction, the Lead Investor may require that each other stockholder support and participate in the drag-along sale on substantially the same terms and conditions as the Lead Investor and in the manner set forth in the Stockholders Agreement.

44

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

The company is offering a maximum of 2,000,000 shares of Class A Common Stock on a “best efforts” basis. The cash price per share of Class A Common Stock is initially set at $5.00. The minimum investment is 70 shares, or $350.  The company may offer a substantial discount on the price of shares to investors purchasing a large amount of shares.

We will publicly market the offering using general solicitation through methods that include emails to potential investors, online advertisements, and press releases. We will use our websites, www.tothestars.media, www.tothestarsacademy.com, blogs, and other social media to provide notification of the offering. Persons who desire information will be directed to a landing page describing the offering and operated by the company.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the company’s website, www.tothestarsacademy.com, on a landing page that relates to the offering.

The company is initially offering its securities in all states other than Florida, North Dakota, and Nebraska. The company may choose to make the appropriate filings to become an “issuer-dealer” in these states, or to record company officers as agents, in which case it will start to sell in those states. In the event the company makes arrangements with a broker-dealer to sell into these or other states, it will file a supplement.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. The subscription agreement requires investors to answer certain questions to determine compliance with the investment limitation set forth in the securities laws, disclose that the securities will not be listed on a registered national securities exchange upon qualification, and that the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead. The investment limitation does not apply to accredited investors, as that term is defined in Rule 501 under the Securities Act of 1933, as amended.

The company has entered into an Escrow Services Agreement with Prime Trust LLC (the “Escrow Agent”). The Escrow Agent will provide web hosting on its platform and related services, including “bad actor” background checks, and will serve as escrow agent in accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Investor funds will be held by the Escrow Agent pending closing or termination of the offering. All subscribers will be instructed by the company or its agents to transfer funds by wire, check, credit card or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

The company will pay to the Escrow Agent a $995 monthly technology fee. In addition, the company will pay the Escrow Agent: (1) a $500 one-time escrow setup fee, a $25 monthly escrow account fee, escrow closings fee of $150, escrow ends fee of $150 and escrow extension fee of $250; (2) a $15 technology transaction fee each time an investor completes a transaction on Escrow Agent’s platform, regardless of whether an investment is ultimately funded or accepted; (3) bad actor check and compliance fees ($45 per bad actor check for US individual or entity, $100 per bad actor check for international individual or entity, AML/BSA compliance fees of $2 for each U.S. individual, $5 for each U.S. entity, $5 for each UK individual, $75 for each UK entity, $60 for each international individual and $75 for each international entity); (4) a $5 accounting fee per transaction; and (5) any applicable fees for fund transfer (ACH $1, ACH exceptions $5, check $10, wire $15, or $35 for international). The company will charge prospective investors a $15 fee per transaction to offset the foregoing fees and discourage fraudulent transactions. The company may also incur additional hourly support and administrative fees on an as needed basis. The company will also pay for advertising commensurate with the size of the offering. This assumption for the investment amount was used in estimating the fees due in the “Use of Proceeds to Issuer” above.

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Computershare, will serve as transfer agent to maintain shareholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our shareholder register.

Investors’ Tender of Funds and Return of Funds

After the Commission has qualified the Offering Statement, the company will accept tenders of funds to purchase the Class A Common Stock. The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). The funds tendered by potential investors will be held by the Escrow Agent, and will be transferred to the company upon Closing. Each time the company accepts funds (either transferred from the Escrow Agent or directly from the investors) is defined as a “Closing”. The escrow agreement can be found in Exhibit 8 to the Offering Statement of which this Offering Circular is a part. Upon closing, funds tendered by investors will be made available to the company for its use. The offering will terminate at the earlier of: (1) the date at which the maximum offering amount of $10,000,000 has been sold, (2) the date which is one year from this offering being qualified by the Commission, or (3) the date at which the offering is earlier terminated by the company at its sole discretion.

In the event that the company terminates the offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Securities Exchange Act of 1934. The escrow agent has not investigated the desirability or advisability of the investment in the shares nor approved, endorsed or passed upon the merits of purchasing the shares.

In order to invest you will be required to subscribe to the offering via the company’s website and agree to the terms of the offering and the subscription agreement.

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

46

TO THE STARS ACADEMY OF

ARTS AND SCIENCE INC.

(formerly TO THE STARS, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

As Of

June 30, 2018, December 31, 2017, and June 30, 2017

F-1

To The Stars Academy of Arts and Science Inc.

F-2

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2018	December 31, 2017

Assets
Current assets
Cash	$129,534	$70,344
Accounts receivable, net	8,118	53,674
Inventory	114,332	127,416
Deferred offering costs	-	244,163
Other current assets	162,203	122,967
Total Current Assets	414,187	618,564

Property and equipment, net	294,341	331,603
Media assets, net	209,731	265,498
Other Assets	7,500	7,500
Total assets	$925,759	$1,223,165

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$166,650	$394,332
Amounts due related party	271,964	191,123
Accrued liabilities	83,917	89,107
Short-term loans and advances	108,664	84,200
Capital lease obligations	26,058	29,076
Total current liabilities	657,253	787,838

Noncurrent liabilities
Capital lease obligations, net of current portion	-	11,056
Related party notes payable	600,000	600,000
Total liabilities	1,257,253	1,398,894

Commitments and contingencies (Note 6)

Stockholders' Equity (Deficit):
Preferred stock, $0.0001 par value; 91,000 shares authorized; no shares issued and outstanding as of June 30, 2018 and December 31, 2017	-	-
Class A common stock, par value $0.0001; 100,000,000 shares authorized; 70,221,601 and 70,000,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	7,022	7,000
Class B common stock, par value $0.0001; 9,000 shares authorized; 5,400 shares issued and outstanding as of June 30, 2018 and December 31, 2017	1	1
Additional paid-in capital	37,093,483	31,595,793
Accumulated deficit	(37,432,000)	(31,778,523)
Total Stockholders' Equity (Deficit)	(331,494)	(175,729)
Total Liabilities & Stockholders' Equity (Deficit)	$925,759	$1,223,165

The accompanying notes are an integral part of these consolidated financial statements.

F-3

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	June 30,
	2018	2017

Revenues	$369,510	$683,946

Cost of revenues	235,908	497,448

Gross profit	133,602	186,498

Operating expenses:
General and administrative	246,334	294,053
Sales and marketing	594,628	158,217
Stock-based compensation	4,791,042	24,744,757
Depreciation and amortization	105,036	114,232
Total operating expenses	5,737,040	25,311,259

Operating loss	(5,603,438)	(25,124,761)

Other expenses:
Interest expense	46,839	12,861
Other income	-	(4,209)
Total other expenses	46,839	8,652

Loss before provision for income taxes	(5,650,277)	(25,133,413)

Provision for income taxes	3,200	2,400

Net loss	$(5,653,477)	$(25,135,813)

Net loss per share: basic and diluted	$(0.08)	$(0.40)
Weighted average number of shares outstanding: basic and diluted	69,196,960	62,115,975

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,653,477)	$(25,135,813)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation	39,246	41,242
Amortization	65,790	72,990
Royalties contributed by shareholder	-	33,333
Stock-based compensation	4,791,042	24,744,757
Changes in operating assets and liabilities:
Accounts receivable, net	45,556	48,961
Inventory	13,084	47,428
Other current assets	(39,236)	(55,675)
Accounts payable	(227,682)	(7,125)
Accrued liabilities	(5,190)	58,251
Net cash used in operating activities	(970,867)	(151,651)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,984)	-
Purchase of media assets	(10,023)	(10,500)
Net cash used in investing activities	(12,007)	(10,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares	1,026,494	-
Capital contributions from shareholders	-	38,105
Proceeds from short-term loans and advances, net	24,464	-
Principal payments on capital leases	(14,074)	(12,566)
Proceeds from related party notes payable/advances	80,841	287,436
Stock issuance costs	(75,661)	(156,205)
Net cash provided by financing activities	1,042,064	156,770

Increase (decrease) in cash and cash equivalents	59,190	(5,381)
Cash and cash equivalents, beginning of year	70,344	76,165
Cash and cash equivalents, end of year	$129,534	$70,784

Supplemental disclosures of cash flow information:
Cash paid for interest	$28,839	$3,456
Cash paid for income taxes	$3,200	$2,400

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 1 – BASIS OF PRESENTATION

To the Stars Academy of Arts and Science Inc. (which may be referred to as “TTS Academy”, the “Company”, “we”, “us”, or “our”) was incorporated on February 13, 2017 as a Delaware public benefit corporation. TTS Academy has created a science, aerospace and entertainment consortium that collaborates with global citizens to investigate the outer edges of science and unconventional thinking and provide access through multi-media entertainment content and education. The Company’s headquarters are located in Encinitas, California.

TTS Academy is the parent company of To The Stars, Inc. “TTS Inc.”, a vertically integrated entertainment company that creates, produces and distributes original and licensed multi-media content, including music, books and film. TTS Inc. has developed several branded media properties, which are included within the consolidated financial statements of the Company.

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying interim unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in accordance with the instructions to Form 1-SA. In our opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

Operating results for the six months ended June 30, 2018 are not necessarily indicative of the results that may be expected for the year ending December 31, 2018. Notes to the unaudited interim financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the year ended December 31, 2017 have been omitted. This report should be read in conjunction with the audited financial statements and the footnotes thereto for the fiscal year ended December 31, 2017 included within the Company’s Form 1-K as filed with the Securities and Exchange Commission.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses from operations and has an accumulated deficit at June 30, 2018 of $37,432,000. These factors raise doubt about the Company’s ability to continue as a going concern.

F-6

During the next twelve months, the Company intends to fund its operations through the continued sale of common stock to third parties through its Regulation A offering which expires in September 2018, and other means of financing as available including the Company’s Line of Credit arrangement entered August 2018, see Note 9. The Company’s Regulation A Offering expires in September 2018. If we cannot raise additional short-term capital, we may consume all of our cash reserved for operations. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned operations, which could harm our business, financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of To The Stars Academy of Arts and Science Inc. and its subsidiaries To The Stars, Inc., Poet Productions, LLC (a California LLC) and Love Movie, LLC (a California LLC) for all periods presented. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. Significant estimates include, but are not limited to, sales return allowance, amortization periods of media assets, and recoverability of long-lived assets. It is reasonably possible that changes in estimates will occur in the near term.

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. Accounts receivable primarily consists of trade receivables. The Company maintains an allowance for doubtful accounts to reserve for potential uncollectible receivables. The Company makes judgments as to its ability to collect outstanding receivables and records allowances against receivables if collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding receivable balances. The Company’s estimates of these allowances ultimately may not be reflective of actual collection results. As of June 30, 2018 and December 31, 2017, the reserve was insignificant to the consolidated financial statements.

Inventory

Inventories, which consist primarily of merchandise, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of five (5) to seven (7) years. Leasehold improvements are depreciated over the shorter of the useful life or term of the lease. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

F-7

Pre-publication Costs (Media Assets)

The Company capitalizes the art, prepress, manuscript, studio time, engineering, production and other costs incurred in the creation of the master copy or final product of a book, music or other media (the “pre-publication costs”). Pre-publication costs related to books and other media are primarily amortized from the date of issuance over a period of five years using the straight-line method as most of these pre-publication costs are spread over multiple products issued within that time frame. For music related cost, the Company uses the sum-of-the-years-digits method, which is an accelerated method for calculating an asset’s amortization. Under this method, the amortization expense recorded for a pre-publication cost asset is approximately 47% (year 1), 25% (year 2), 14% (year 3), 8% (year 4) and 5% (year 5). The amortization methods and periods chosen best reflect the pattern of expected sales generated from individual titles, music and/or programs. The Company periodically evaluates the remaining lives and recoverability of capitalized pre-publication costs, which are often dependent upon program acceptance by state adoption authorities. For the six months ended June 30, 2018 and 2017, there was no impairment of prepublication costs.

Royalty Advances

Royalty advances to authors are capitalized and represent amounts paid in advance of the sale of an author’s product and are recovered as earned. As advances are recorded, a partial reserve may be recorded immediately based primarily upon historical sales experience. Advances are evaluated periodically to determine if they are expected to be recovered. Any portion of a royalty advance that is not expected to be recovered is fully reserved. As of June 30, 2018 and December 31, 2017, royalty advances recorded within other current assets in the accompanying consolidated balance sheets were $153,810 and $119,186, respectively. During the six months ended June 30, 2018 and 2017, there were no reserves recorded against royalty advances.

Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

Deferred Rent

The Company accounts for lease rentals that have escalating rents on a straight-line basis over the life of each lease. This accounting generally results in a deferred liability (for the lease expense) recorded on the consolidated balance sheets. As of June 30, 2018 and December 31, 2017, the Company's liability related to such was $31,912 and $27,693, respectively, and included within accrued liabilities on the accompanying consolidated balance sheets.

F-8

Revenue Recognition

The Company recognizes revenue related to sales of its products and services when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Revenue is recognized from the Company's in-store sales when the customer receives and pays for the merchandise at the register. For e-commerce sales, the Company recognizes revenue at the time the merchandise is shipped from our facility. Customers typically receive goods within four days of shipment. Amounts related to shipping and handling that are billed to customers are reflected in revenues, and the related costs are reflected in cost of revenues. Revenues from the sale of electronic formats of music, books and other media related items are recognized when the consumer receives the product. Taxes collected from customers and remitted to governmental authorities are presented in the consolidated statements of operations on a net basis. In addition, the Company records revenues net of an estimated sales returns allowance.

Cost of Revenues

Cost of revenues consists of merchandise costs, shipping costs, consulting and content costs which don't meet the capitalization criteria, royalties, etc.

General and Administration

General and administrative expenses include general corporate expenditures consisting of rent and facility costs, accounting, and legal fees, insurance expenses, etc.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses were $22,784 and $158,217 for the six months ended June 30, 2018 and 2017, respectively.

Stock-Based Compensation

The Company uses ASC 718 and ASC 505 for stock-based compensation. Compensation for all stock-based awards, including stock options and restricted stock, is measured at fair value on the date of grant and recognized over the associated vesting periods. The fair value of stock options is estimated on the date of grant using a Black-Scholes model. The fair value of restricted stock awards is estimated on the date of the grant based on the fair value of the Company’s underlying common stock. For employees, the Company recognizes compensation expense for stock options and restricted stock awards on a straight-line basis over the associated service or vesting periods. For non-employees, the stock-based awards are valued at the value of the stock award on the date the commitment for performance has been reached or their performance is complete. As of June 30, 2018 and December 31, 2017, all non-employee awards had similar vesting terms to those of employees.

Determining the grant date fair value of options using the Black-Scholes option-pricing model requires management to make assumptions and judgments. These estimates involve inherent uncertainties and, if different assumptions had been used, stock-based compensation expense could have been materially different from the amounts recorded.

F-9

Income Taxes

The Company applies ASC 740 Income Taxes.  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their consolidated financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

Concentration of Credit Risk

Cash

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits. To date there have been no losses.

Revenues and Accounts Receivable

The Company has a concentration risk from a third-party provider which accumulates revenues and royalties due to the Company primarily through digital sales of the Company music products and then remits the monies collected to the Company. These revenues represent approximately 16% and 9% of total revenues for the six months ended June 30, 2018 and 2017. As of June 30, 2018 and December 31, 2017, accounts receivable from this third party represented 17% and 45% of accounts receivable, respectively. Additionally, as of June 30, 2018 and December 31, 2017, the Company had one customer which represented 71% and 19% of accounts receivable, respectively. The loss of this third party and customer would have a material impact on the Company’s consolidated financial statements.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

F-10

Level	1- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level	2- Include other inputs that are directly or indirectly observable in the marketplace.

Level	3- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2018 and 2017. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, other current assets, accounts payable, accrued liabilities, related party notes payable, etc. Fair values for these items were assumed to approximate carrying values because of their short-term nature or they are payable on demand.

Basic Loss per Common Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company's common stock equivalents consist of common stock issuable upon the exercise of options. As of June 30, 2018 and 2017, the effect of dilutive securities was anti-dilutive and thus is not included.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-09, “Revenue from Contracts with Customers” ("ASC 606") which supersedes the revenue recognition requirements in ASC 605 Revenue Recognition. This ASU requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted ASC 606 on January 1, 2018 on a modified retrospective basis. There were no changes to the consolidated statement of operations as a result of the adoption, and the timing and amount of its revenue recognition remained substantially unchanged under this new guidance. Under the provisions of ASC 606, the Company is now required to present its provision for sales returns on a gross basis, rather than a net basis. The Company's liability for sales return refunds is recognized within other current liabilities, and the Company now presents an asset for the value of inventory which is expected to be returned within other current assets on the consolidated balance sheets. Under the modified retrospective approach, the comparative prior period information has not been restated for this change.

F-11

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this standard are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for a public entity. Early adoption of the amendments in this standard is permitted for all entities and the Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the effect this guidance will have on its consolidated financial statements and related disclosures.

The FASB Board issues ASU’s to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

NOTE 4 – DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

Property and equipment consisted of the following at June 30, 2018 and December 31, 2017:

	June 30, 2018	December 31, 2017

Furniture and fixtures	$48,137	$48,137
Machinery and equipment	160,758	158,774
Leasehold improvements	372,537	372,537
Total property and equipment	581,432	579,448
Less accumulated depreciation	(287,091)	(247,845)
	$294,341	$331,603

Depreciation expense for the six months ended June 30, 2018 and 2017 was $39,246 and $41,242 respectively.

Media assets consisted of the following at June 30, 2018 and December 31, 2017:

	June 30, 2018	December 31, 2017

Music	$308,475	$308,475
Books and other media	349,933	339,910
Website development and content	178,550	178,550
Total media assets	836,958	826,935
Less accumulated amortization	(627,227)	(561,437)
	$209,731	$265,498

Amortization expense for the six months ended June 30, 2018 and 2017 was $65,790 and $72,990, respectively.

F-12

NOTE 5 – BORROWINGS

Short-term Loans and Advances

During the six months ended June 30, 2018, the Company obtained several short-term merchant loans that totaled $105,274 with several lenders to be used to fund operations. These loans included origination fees totaling $9.077, ranging from 5.0% to 13.0%, of the amounts advanced. These loans are secured by expected future sales transactions of the Company. During the six months ended June 30, 2018, the Company made payments of the origination fees and loan principal totaling $147,665. At June 30, 2018 and December 31, 2017, the amounts owed under these arrangements was $41,809 and $84,200, respectively. These loans contain various financial and non-financial covenants. As of June 30, 2018 and December 31, 2017, the Company was in compliance with these covenants.

Capital Leases

During 2015, the Company entered into two leases for camera equipment. The leases were considered to be capital leases, thus $102,759 representing the cost of cameras, was recorded as an asset. The leases are payable in monthly payments ranging from $1,344 to $1,362, and have imputed interest rates ranging from 11.14% to 14.52%, and are secured by the equipment being leased. The leases expire at dates ranging from June 9, 2019 to July 9, 2019. As of June 30, 2018 and December 31, 2017, the balance outstanding was $26,058 and $40,132, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Leases

There have been no changes to the Company’s camera equipment leases or office lease during the six months ended June 30, 2018.

Contracts

The Company routinely enters into long-term commitments with writers for the future delivery of book and screenplay related product. Such commitments generally become due only upon delivery and Company acceptance of the product. Additionally, such commitments are typically cancelable at the Company’s discretion, generally without penalty.

NOTE 7 – STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

The Company is authorized to issue 100,000,000 shares of Class A common stock. As of June 30, 2018 and December 31, 2017, there were 70,221,601 and 70,000,000 shares of Class A common stock outstanding, respectively.

In September 2017, the Company’s Regulation A offering was qualified by the Securities and Exchange Commission. As of June 30, 2018, investors have committed approximately $1,167,000 under the ongoing offering and 221,601 shares of Class A common stock were issued to shareholders during the six months ended June 30, 2018 pursuant to the offering. The offering expires in September 2018.

F-13

The Company is authorized to issue 9,000 shares of Class B common stock. As of June 30, 2018 and December 31, 2017, there were 5,400 shares of Class B common stock outstanding.

Preferred Stock

The Company is authorized to issue 91,000 shares of preferred stock. No shares of preferred stock were outstanding as of June 30, 2018 and December 31, 2017.

Contributed Capital

During the year ended December 31, 2017 the Company's majority shareholder contributed $463,414. The contributions were used within operations.

Stock Incentive Plan

In May 2017, the Company established the 2017 Stock Incentive Plan (the “Plan”). Under the terms of the Plan, the Company is authorized to issue 17,500,000 shares of Class A common stock. Awards under the plan can be in the form of options, awards and restricted stock units. The persons eligible to participate in the Plan are the Company’s employees, directors, consultants and independent advisors. Options are designated as either an incentive option or non-statutory option and may only be granted to employees. As of June 30, 2018 and December 31, 2017, there were 6,000,000 shares available for issuance under the Plan.

In June 2017, the Company granted stock options to purchase 9,000,000 shares of Class A common stock, of which 3,500,000 vested immediately upon issuance. The remainder vest over a period of 36 to 48 months. Each option had a life of ten years and an exercise price of $0.003 per share. The Company valued the options using the Black-Scholes pricing model on the date of grant using the following assumptions:

Expected life (years)	5.00 – 6.08
Risk-free interest rate	1.71-1.83%
Expected volatility	75.0%
Annual dividend yield	0.0%

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Grants to non-employees are expensed at the earlier of (i) the date at which a commitment for performance by the counterparty to earn the equity instrument is reached and (ii) the date at which the counterparty’s performance is complete

Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

F-14

The Company uses the following inputs when valuating stock-based awards. The expected life of employee stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of awards that vest immediately use the contractual maturity since they are vested when issued. For stock price volatility, the Company uses public company compatibles and historical private placement data as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

During the six months ended June 30, 2018 and 2017, the Company recognized $3,750,000 and $18,125,000, respectively, of stock compensation expense related to stock options. As of June 30, 2018, total unrecognized stock compensation expense related to unvested stock options was $19,375,000 which will be recognized as stock compensation expense over the remaining vesting terms, see below. The amount of future stock-based compensation expense could be affected by any future option grants or by any forfeitures. During the year ended December 31, 2017, the Company granted 4,000,000 options to non-employees for which all are outstanding. The non-employees consist of advisory board members. Of the options granted, 5,000,000 were granted to an employee who is a relative of the majority shareholder.

As of June 30, 2018, 5,000,000 stock options were exercisable under the Plan with a remaining weighted average life of 8.9 years.

In June 2017, the Company also granted 2,500,000 restricted stock units under the Plan, of which 1,250,000 vested immediately upon issuance. The remainder vest over 36 months. The restricted stock units were granted to a non-employee advisory board member. The Company recognized restricted stock compensation expense of $1,041,042 and $6,419,757 during the six months ended June 30, 2018 and 2017. As of June 30, 2018, total unrecognized stock compensation expense related to unvested restricted stock units was $3,990,660 which will be recognized as restricted stock compensation expense over the remaining vesting term. The amount of future stock-based compensation expense could be affected by future option grants and forfeitures.

NOTE 8 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2017, the Company received advances of monies totaling $511,414 (the “Advances”) from Our Two Dogs, Inc. (“OTD”), an entity owned by Tom DeLonge, for working capital needs. The Advances didn't bear interest and were due on demand. During 2017, at OTD’s election, $463,414 of the Advances were treated as contributed capital and reclassified to additional paid-in-capital. During the six months ended June 30, 2018, an additional $12,841 in monies were advanced to the Company under the same terms. As of June 30, 2018 and December 31, 2017 amounts owing to OTD under this arrangement were $60,841 and $48,000, respectively.

F-15

In April 2016, the Company and OTD entered into a note agreement (the “Note”) for $300,000 of funds loaned by OTD to the Company during the 2016 year. In August 2017, the Note was amended to increase the loan amount to a total of $600,000, with OTD providing the additional $300,000 of funds to the Company over the course of the 2017 year. The Note, as amended during April 2018, bears interest at 6% per annum and requires repayment of the principal balance and any accrued interest thereon by December 31, 2019 (the “Maturity Date”). In addition, the holder has the option to require the Note to be repaid prior to the Maturity Date in an amount equal to 10% of the net proceeds from any third party debt or equity financing. As of June 30, 2018 and December 31, 2017, the principal balance outstanding of the Note was $600,000. The Company also owed OTD accrued and unpaid interest under the Note, in the amounts of $61,123 and $43,123, as of June 30, 2018 and December 31, 2017, respectively. The accrued interest is reflected within the line item “Amounts due related party” on the Company’s balance sheet.

On April 26, 2017, the Company entered into a Licensing Agreement with Thomas DeLonge and Mr. DeLonge’s affiliated entities Mr. Handsome, LLC and Good in Bed Music, ASCAP (the “DeLonge Entities”), memorializing a verbal license the DeLonge Entities had with the Company and its subsidiaries since 2011 for the use of certain intellectual property rights, in particular Mr. DeLonge’s legal and professional name and likeness, trademarks and copyrights (including master recordings) relating to Mr. DeLonge and the musical band professionally known as Angels and Airwaves.  Under the terms of this Agreement, the Company is obligated to pay the DeLonge Entities a royalty on gross sales ranging from 0.5% – 15% depending on the product category, with a minimum royalty guarantee of $100,000 each calendar year.   Royalties of $50,000 were due the DeLonge Entities under this Agreement for each six month period ended June 30 2018 and 2017, and was recorded by the Company as a cost of revenues.

Subsequent to June 30, 2018, the Company entered into a Line of Credit agreement with Mr. DeLonge which will provide funds for the working capital needs of the Company. See Note 9 for further discussion.

Collectively, monies due the Shareholder under related party transactions totaled $871,964 and $791,123 as of June 30, 2018 and December 31, 2017, respectively.

NOTE 9 – SUBSEQUENT EVENTS

During August 2018, the Company entered into a revolving line of credit agreement (“Line of Credit”) with Mr. DeLonge, evidenced by a secured promissory note (“2018 Note”) from the Company to Mr. DeLonge, maturing on December 31, 2019. The Line of Credit allows the Company to borrow funds up to a total amount of $495,000 on a revolving basis and bears interest at 8.58% per annum. The 2018 Note requires minimum monthly payments of principal and interest and is secured by certain intellectual property rights associated with brand assets owned or controlled by the company or TTS Inc. The Company plans to utilize this Line of Credit as a source of additional operating funds for working capital needs. As of September 25, 2018, the Company had outstanding borrowings under the Line of Credit in the amount of $100,000. No borrowings were outstanding under the arrangement as of June 30, 2018 or December 31, 2017.

The Company has evaluated subsequent events that occurred after June 30, 2018 through September 25, 2018, the issuance date of these consolidated financial statements. There have been no other events or transactions during this time which would have a material effect on these consolidated financial statements, other than those disclosed.

F-16

TO THE STARS ACADEMY OF

ARTS AND SCIENCE INC.

(formerly TO THE STARS, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

As Of

December 31, 2017 and 2016

Together with

Independent Auditors’ Report

F-17

To The Stars Academy of Arts and Science Inc.

F-18

INDEPENDENT AUDITORS’ REPORT

To Board of Directors and Stockholders

of To The Stars Academy of Arts and Science Inc.

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of To The Stars Academy of Arts and Science Inc. (the “Company”) which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholder's equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of To The Stars Academy of Arts and Science Inc. as of December 31, 2017 and 2016 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ dbbmckennon
San Diego, California
April 30, 2018

F-19

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
Assets
Current assets
Cash	$70,344	$76,165
Accounts receivable, net	53,674	62,925
Inventory	127,416	103,491
Deferred offering costs	244,163	-
Other current assets	122,967	126,859
Total Current Assets	618,564	369,440

Property and equipment, net	331,603	410,229
Media assets, net	265,498	341,809
Other Assets	7,500	-
Total assets	$1,223,165	$1,121,478

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$394,332	$218,058
Amounts due related party	191,123	13,512
Accrued liabilities	89,107	37,804
Short-term loans and advances	84,200	-
Capital lease obligations	29,076	25,598
Total current liabilities	787,838	294,972

Noncurrent liabilities
Capital lease obligations, net of current portion	11,056	39,762
Related party notes payable	600,000	300,000
Total liabilities	1,398,894	634,734

Commitments and contingencies (Note 5)

Stockholders' Equity (Deficit):
Preferred stock, $0.0001 par value; 91,000 shares authorized; no shares issued and outstanding as of December 31, 2017 and 2016	-	-
Class A common stock, par value $0.0001; 100,000,000 shares authorized; 70,000,000 and 60,000,000 shares issued and outstanding as of December 31, 2017 and 2016, respectively	7,000	6,000
Class B common stock, par value $0.0001; 9,000 shares authorized; 5,400 and 1,800 shares issued and outstanding as of December 31, 2017 and 2016, respectively	1	-
Additional paid-in capital	31,595,793	1,593,831
Accumulated deficit	(31,778,523)	(1,113,087)
Total Stockholders' Equity (Deficit)	(175,729)	486,744
Total Liabilities & Stockholders' Equity (Deficit)	$1,223,165	$1,121,478

The accompanying notes are an integral part of these consolidated financial statements.

F-20

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Revenues	$1,376,215	$1,319,264

Cost of revenues	750,932	697,269

Gross profit	625,283	621,995

Operating expenses:
General and administrative	427,041	496,665
Sales and marketing	1,020,394	256,492
Stock-based compensation	29,535,799	-
Depreciation and amortization	234,567	248,374
Total operating expenses	31,217,801	1,001,531

Operating loss	(30,592,518)	(379,536)

Other expenses:
Interest expense	67,617	27,832
Other expense	2,901	184
Loss on sale of asset	-	12,718
Total other expenses	70,518	40,734

Loss before provision for income taxes	(30,663,036)	(420,270)

Provision for income taxes	2,400	2,400

Net loss	$(30,665,436)	$(422,670)

Net loss per share: basic and diluted	$(0.47)	$(0.01)
Weighted average number of shares outstanding: basic and diluted	65,177,246	60,001,800

The accompanying notes are an integral part of these consolidated financial statements.

F-21

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at December 31, 2015	60,000,000	$6,000	1,800	$-	$1,304,605	$(690,417)	$620,188
Contributed royalties	-	-	-	-	100,000	-	100,000
Contributed capital	-	-	-	-	189,226	-	189,226
Net loss	-	-	-	-	-	(422,670)	(422,670)
Balance at December 31, 2016	60,000,000	6,000	1,800	-	1,593,831	(1,113,087)	486,744
Issuances of shares to co-founders	7,500,000	750	3,600	1	199,249	-	200,000
Proceeds from restricted stock grant	2,500,000	250	-	-	3,500	-	3,750
Stock-based compensation	-	-	-	-	29,335,799	-	29,335,799
Contributed capital	-	-	-	-	463,414	-	463,414
Net loss	-	-	-	-	-	(30,665,436)	(30,665,436)
Balance at December 31, 2017	70,000,000	$7,000	5,400	$1	$31,595,793	$(31,778,523)	$(175,729)

The accompanying notes are an integral part of these consolidated financial statements.

F-22

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

CONSOLIDATED STATEMENTS of CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,665,436)	$(422,670)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation	80,085	86,637
Amortization	154,482	161,737
Loss on sale of asset	-	12,718
Royalties contributed by shareholder	-	100,000
Stock-based compensation	29,535,799	-
Changes in operating assets and liabilities:
Accounts receivable, net	9,251	46,493
Inventory	(23,925)	(47,519)
Other current assets	3,892	(51,730)
Accounts payable	176,274	40,495
Accrued liabilities	180,914	26,780
Net cash used in operating activities	(548,664)	(47,059)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,459)	(19,965)
Purchase of media assets	(78,171)	(95,734)
Proceeds from sale of asset	-	39,000
Other, net	(7,500)	-
Net cash used in investing activities	(87,130)	(76,699)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions from shareholders	463,414	183,184
Proceeds from short-term loans and advances, net	84,200	-
Principal payments on capital leases	(25,228)	(23,198)
Proceeds from related party notes payable/advances	348,000	-
Proceeds from restricted stock grant	3,750	-
Deferred offering costs	(244,163)	-
Net cash provided by financing activities	629,973	159,986

Increase (decrease) in cash and cash equivalents	(5,821)	36,228
Cash and cash equivalents, beginning of year	76,165	39,937
Cash and cash equivalents, end of year	$70,344	$76,165

Supplemental disclosures of cash flow information:
Cash paid for interest	$38,009	$14,320
Cash paid for income taxes	$2,400	$2,400

Non cash investing and financing activities:
Reclass of related party advances to contributed capital	$-	$6,042

The accompanying notes are an integral part of these consolidated financial statements.

F-23

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 1 – BUSINESS AND NATURE OF OPERATIONS

To the Stars Academy of Arts and Science Inc. (which may be referred to as “TTS Academy”, the “Company”, “we”, “us”, or “our”) was incorporated on February 13, 2017 as a Delaware public benefit corporation. TTS Academy has created a science, aerospace and entertainment consortium that collaborates with global citizens to investigate the outer edges of science and unconventional thinking and provide access through multi-media entertainment content and education. The Company’s headquarters are located in Encinitas, California.

TTS Academy is the parent company of To The Stars, Inc. “TTS Inc.”, a vertically integrated entertainment company that creates, produces and distributes original and licensed multi-media content, including music, books and film. To the Stars, Inc. has developed several branded media properties, which are included within the consolidated financial statements of the Company.

Upon establishment of TTS Academy, the shareholder of TTS Inc. was issued 5,000,000 of Class A common stock and 1,800 of Class B common stock. On June 1, 2017, the shareholder of TTS Inc. contributed all of the shares of common stock of TTS Inc. to TTS Academy in exchange for 55,000,000 shares of Class A common stock. These shares have been reflected as issued and outstanding for the entire periods within these consolidated financial statements. See Note 9 for discussion of additional TTS Academy transactions.

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management’s Plans

To date revenues generated from operations have not been sufficient to fund operations. Thus, until the Company can generate sufficient cash flows to fund operations, the Company is dependent on raising additional capital through debt and/or equity transactions.

During 2017, the Company completed the filing of its Regulation A offering (the “Offering”) to raise additional capital to fund ongoing operations. As of April 2018, the Company has raised approximately $1,090,000 under this Offering, receiving net proceeds of approximately $800,000 in March 2018 and $150,000 in April 2018. There is also currently an additional $86,000 of pending funds held by the escrow agent, subject to investor verifications and funds clearance; some or all of these funds may become available to the Company at a future date. The Company anticipates additional funds to be raised under the Offering through the end of the 12-month qualification period which expires in September 2018, but the estimated amount cannot be determined.

Also during 2017, the Company's majority shareholder provided an additional loan and capital contributions of $300,000 and $463,414, respectively, to the Company, the proceeds of which were used for operations and to pay for costs related to the Company’s Regulation A offering. The Company's majority shareholder has indicated their intention to provide additional capital if needed to the Company, although there is no commitment or an assurance that this will be provided in the future.

Currently, the Company does not have any commitments or assurances for additional capital, other than disclosed above, nor can the Company provide assurance that such sources of funds will be available to it on favorable terms, or at all. If, after utilizing the existing sources of capital available to the Company, further capital needs are identified and the Company is not successful in obtaining the financing, it could potentially be forced to curtail its existing or planned future operations.

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TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of To The Stars Academy of Arts and Science Inc. from the date of its Inception and its subsidiaries To The Stars, Inc., Poet Productions, LLC (a California LLC) and Love Movie, LLC (a California LLC) for all periods presented. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. Significant estimates include, but are not limited to, sales return allowance, amortization periods of media assets, and recoverability of long-lived assets. It is reasonably possible that changes in estimates will occur in the near term.

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. Accounts receivable primarily consists of trade receivables. The Company maintains an allowance for doubtful accounts to reserve for potential uncollectible receivables. The Company makes judgments as to its ability to collect outstanding receivables and records allowances against receivables if collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding receivable balances. The Company’s estimates of these allowances ultimately may not be reflective of actual collection results. As of December 31, 2017 and 2016, the reserve was insignificant to the consolidated financial statements.

Inventory

Inventories, which consist primarily of merchandise, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Deferred Offering Costs

Deferred offering costs consist of direct legal, accounting and other fees relating to the Company’s Regulation A offering qualified by the Securities and Exchange Commission in September 2017. These costs are capitalized as incurred in current assets and will be offset against the offering proceeds when received in 2018. The Company had $244,163 of deferred offering costs as of December 31, 2017. No amounts were deferred as of December 31, 2016.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Property and Equipment

Property and equipment are stated at cost. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of five (5) to seven (7) years. Leasehold improvements are depreciated over the shorter of the useful life or term of the lease. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Pre-publication Costs (Media Assets)

The Company capitalizes the art, prepress, manuscript, studio time, engineering, production and other costs incurred in the creation of the master copy or final product of a book, music or other media (the “pre-publication costs”). Pre-publication costs related to books and other media are primarily amortized from the date of issuance over a period of five years using the straight-line method as most of these pre-publication costs are spread over multiple products issued within that time frame. For music related cost, the Company uses the sum-of-the-years-digits method, which is an accelerated method for calculating an asset’s amortization. Under this method, the amortization expense recorded for a pre-publication cost asset is approximately 47% (year 1), 25% (year 2), 14% (year 3), 8% (year 4) and 5% (year 5). The amortization methods and periods chosen best reflect the pattern of expected sales generated from individual titles, music and/or programs. The Company periodically evaluates the remaining lives and recoverability of capitalized pre-publication costs, which are often dependent upon program acceptance by state adoption authorities. For the years ended December 31, 2017 and 2016, there was no impairment of pre-publication costs.

Royalty Advances

Royalty advances to authors are capitalized and represent amounts paid in advance of the sale of an author’s product and are recovered as earned. As advances are recorded, a partial reserve may be recorded immediately based primarily upon historical sales experience. Advances are evaluated periodically to determine if they are expected to be recovered. Any portion of a royalty advance that is not expected to be recovered is fully reserved. As of December 31, 2017 and 2016, royalty advances recorded within other current assets in the accompanying consolidated balance sheets were $119,186 and $123,534, respectively. During the years ended December 31, 2017 and 2016, there were no reserves recorded against royalty advances.

Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

Deferred Rent

The Company accounts for lease rentals that have escalating rents on a straight-line basis over the life of each lease. This accounting generally results in a deferred liability (for the lease expense) recorded on the consolidated balance sheets. As of December 31, 2017 and 2016, the Company's liability related to such was $27,693 and $17,174, respectively, and included within accrued liabilities on the accompanying consolidated balance sheets.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Revenue Recognition

The Company recognizes revenue related to sales of its products and services when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Revenue is recognized from the Company's in-store sales when the customer receives and pays for the merchandise at the register. For e-commerce sales, the Company recognizes revenue at the time the merchandise is shipped from our facility. Customers typically receive goods within four days of shipment. Amounts related to shipping and handling that are billed to customers are reflected in revenues, and the related costs are reflected in cost of revenues. Revenues from the sale of electronic formats of music, books and other media related items are recognized when the consumer receives the product. Taxes collected from customers and remitted to governmental authorities are presented in the consolidated statements of operations on a net basis. In addition, the Company records revenues net of an estimated sales returns allowance. As of December 31, 2017 and 2016, the Company’s sales return allowance was $21,419 and $12,742, respectively.

Cost of Revenues

Cost of revenues consists of merchandise costs, shipping costs, consulting and content costs which don't meet the capitalization criteria, royalties, etc.

General and Administration

General and administrative expenses include general corporate expenditures consisting of rent and facility costs, accounting, and legal fees, insurance expenses, etc.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses were $126,650 and $59,388 for the years ended December 31, 2017 and 2016, respectively.

Stock-Based Compensation

The Company uses ASC 718 and ASC 505 for stock-based compensation. Compensation for all stock-based awards, including stock options and restricted stock, is measured at fair value on the date of grant and recognized over the associated vesting periods. The fair value of stock options is estimated on the date of grant using a Black-Scholes model. The fair value of restricted stock awards is estimated on the date of the grant based on the fair value of the Company’s underlying common stock. For employees, the Company recognizes compensation expense for stock options and restricted stock awards on a straight-line basis over the associated service or vesting periods. For non-employees, the stock-based awards are valued at the value of the stock award on the date the commitment for performance has been reached or their performance is complete. As of December 31, 2017, all non-employee awards had similar vesting terms to those of employees.

Determining the grant date fair value of options using the Black-Scholes option-pricing model requires management to make assumptions and judgments. These estimates involve inherent uncertainties and, if different assumptions had been used, stock-based compensation expense could have been materially different from the amounts recorded.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Income Taxes

The Company applies ASC 740 Income Taxes.  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their consolidated financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

Concentration of Credit Risk

Cash

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits. To date there have been no losses.

Revenues and Accounts Receivable

The Company has a concentration risk from a third-party provider which accumulates revenues and royalties due to the Company primarily through digital sales of the Company music products and then remits the monies collected to the Company. These revenues represent approximately 14% and 19% of total revenues for the year ended December 31, 2017 and 2016. As of December 31, 2017 and 2016, accounts receivable from this third party represented 45% and 58% of accounts receivable, respectively. Additionally, as of December 31, 2017 and 2016, the Company had one customer which represented 19% and 33% of accounts receivable, respectively. The loss of this third party and customer would have a material impact on the Company’s consolidated financial statements.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.
Level 3	- Unobservable inputs which are supported by little or no market activity.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2017 and 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, other current assets, accounts payable, accrued liabilities, related party notes payable, etc. Fair values for these items were assumed to approximate carrying values because of their short-term nature or they are payable on demand.

Basic Loss per Common Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company's common stock equivalents consist of common stock issuable upon the exercise of options. As of December 31, 2017 and 2016, the effect of dilutive securities was anti-dilutive and thus is not included.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers”. Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective beginning January 1, 2018. The Company is currently in the process of evaluating the effect this guidance will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this standard are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for a public entity. Early adoption of the amendments in this standard is permitted for all entities and the Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the effect this guidance will have on its consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The standard is intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax impact, classification on the statement of cash flows and forfeitures. ASU 2016-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and early adoption is permitted. The Company is currently evaluating the impact that the standard will have on the consolidated financial statements.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The FASB Board issues ASU’s to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

NOTE 3 – DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

Property and equipment consisted of the following at December 31, 2017 and 2016:

	2017	2016

Furniture and fixtures	$48,137	$48,137
Machinery and equipment	158,774	157,315
Leasehold improvements	372,537	372,537
Total property and equipment	579,448	577,989
Less accumulated depreciation	(247,845)	(167,760)
	$331,603	$410,229

Depreciation expense for the years ended December 31, 2017 and 2016 was $80,085 and $86,637, respectively. During the year ended December 31, 2016, the Company sold a vehicle for $39,000 in proceeds for which a loss of $12,718 was recognized.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Media assets consisted of the following at December 31, 2017 and 2016:

	2017	2016

Music	$308,475	$293,825
Books and other media	339,910	291,139
Website development and content	178,550	163,800
Total media assets	826,935	748,764
Less accumulated amortization	(561,437)	(406,955)
	$265,498	$341,809

Amortization expense for the years ended December 31, 2017 and 2016 was $154,482 and $161,737, respectively.

NOTE 4 – BORROWINGS

Short-term Loans and Advances

During the year ended December 31, 2017, the Company obtained several short-term merchant loans that totaled $240,000 with several lenders to be used to fund operations. These loans included origination fees totaling $17,480, ranging from 3.4% to 13.0%, of the amounts advanced. These loans are secured by expected future sales transactions of the Company. During the year ended December 31, 2017, the Company made payments of the origination fees and loan principal totaling $173,280. At December 31, 2017, the amounts owed under these arrangements was $84,200. These loans contain various financial and non-financial covenants. As of December 31, 2017, the Company is in compliance with these covenants.

Subsequent to December 31, 2017, the Company obtained several additional merchant loans with similar terms as noted in the above paragraph that total approximately $96,000 with several lenders to be used to fund operations.

Capital Leases

In July 2015, the Company entered into two leases for camera equipment. The leases were considered to be capital leases, thus $102,759 representing the cost of cameras, was recorded as an asset. The leases are payable in monthly payments ranging from $1,344 to $1,362, and have imputed interest rates ranging from 11.14% to 14.52%, and are secured by the equipment being leased. The leases expire at dates ranging from June 9, 2019 to July 9, 2019. As of December 31, 2017 and 2016, the balance outstanding was $40,132 and $65,360, respectively.

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TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

As of December 31, 2017, future minimum lease payments under capital leases are as follows:

Year ending December 31:
2018	$32,473
2019	11,381
43,854
Less amount representing interest	(3,722)
40,132
Less current portion	(29,076)
$11,056

Depreciation of assets held under capital leases is included in depreciation expense. Equipment held under capital leases had a gross cost of $102,759 and accumulated depreciation of $50,938 as of December 31, 2017. The gross cost and accumulated depreciation was $102,759 and $30,386, respectively, as of December 31, 2016.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Leases

On December 2, 2015, the Company entered into a lease agreement for its corporate office in Encinitas, California. The lease is for 108 months through August 2024 with monthly lease payments ranging from $5,150 to $7,508. The lease commenced September 1, 2015 and the Company received the first three months rent-free.

The following table summarizes the Company's future minimum commitment under the non-cancellable operating lease agreements as of December 31, 2017:

Year ending December 31:
2018	$68,627
2019	71,372
2020	77,905
2021	82,713
2022	85,801
Thereafter	149,077
$535,495

Rent expense for the years ended December 31, 2017 and 2016 was $76,507 and $70,958, respectively.

Contracts

The Company routinely enters into long-term commitments with writers for the future delivery of book and screenplay related product. Such commitments generally become due only upon delivery and Company’s acceptance of the product. Additionally, such commitments are typically cancelable at the Company’s discretion, generally without penalty.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 6 – STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

The Company is authorized to issue 100,000,000 shares of Class A common stock. As of December 31, 2017 and 2016, there were 70,000,000 and 60,000,000 shares of Class A common stock outstanding, respectively. See Note 1 for discussion regarding the issuance of the Company's common stock to the majority shareholder. In May 2017, the Company issued 5,000,000 shares of Class A common stock to Jimsem I, LLC, a consulting firm owned by Jim Semivan, a co-founder of the Company, and 2,500,000 shares of Class A common stock to Harold E. Puthoff, a co-founder of the Company. The Company recognized $200,000 of stock-based compensation expense related to the issuance of these shares. These shares were valued at $0.003 per share based upon the estimated fair market value of the Company's common stock on the date of the Company's Inception, February 2017, as the co-founders' ownership was known at that time. At Inception, the Company was still in the concept phase for which no operations were present and the assets of To The Stars, Inc. hadn't been contributed by the majority shareholder.

The Company is authorized to issue 9,000 shares of Class B common stock. The Class B common stock has specific voting rights in which require the majority of the Class B common stock holders’ affirmative vote on items such as amendments to articles, bylaws, authorized shares, change in control, sale of debt or equity, etc. In addition, the Class B common stock can be converted into Class A common stock on a one for one basis. As of December 31, 2017 and 2016, there were 5,400 and 1,800 shares of Class B common stock outstanding, respectively. In May 2017, the Company issued 1,800 shares of Class B common stock each to Jimsem I, LLC and Harold E. Puthoff, see additional information above.

Preferred Stock

The Company is authorized to issue 91,000 shares of preferred stock. No shares of preferred stock were outstanding as of December 31, 2017 and 2016.

Contributed Capital

During the years ended December 31, 2017 and 2016, the Company's majority shareholder contributed $463,414 and $183,184, respectively. The contributions were used within operations. See Note 7 for additional discussion regarding advances converted to capital contributions.

Stock Incentive Plan

In May 2017, the Company established the 2017 Stock Incentive Plan (the “Plan”). Under the terms of the Plan, the Company is authorized to issue 17,500,000 shares of Class A common stock. Awards under the plan can be in the form of options, awards and restricted stock units. The persons eligible to participate in the Plan are the Company’s employees, directors, consultants and independent advisors. Options are designated as either an incentive option or non-statutory option and may only be granted to employees. As of December 31, 2017, there were 6,000,000 shares available for issuance under the Plan.

In June 2017, the Company granted stock options to purchase 9,000,000 shares of Class A common stock, of which 3,500,000 vested immediately upon issuance. The remainder vest over a period of 36 to 48 months. Each option had a life of ten years and an exercise price of $0.003 per share. The Company valued the options using the Black-Scholes pricing model on the date of grant using the following assumptions:

Expected life (years)	5.00 – 6.08
Risk-free interest rate	1.71-1.83%
Expected volatility	75.0%
Annual dividend yield	0.0%

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Grants to non-employees are expensed at the earlier of (i) the date at which a commitment for performance by the counterparty to earn the equity instrument is reached and (ii) the date at which the counterparty’s performance is complete

Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The Company uses the following inputs when valuating stock-based awards. The expected life of employee stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of awards that vest immediately use the contractual maturity since they are vested when issued. For stock price volatility, the Company uses public company compatibles and historical private placement data as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

A summary of the Company’s stock option activity and related information is as follows:

		Weighted Average	Weighted Average
	Number of	Exercise	Remaining
	Shares	Price	Contractual Term

Outstanding at December 31, 2016	-	$-
Granted	9,000,000	$0.003
Exercised	-	-
Expired/Cancelled	-	-
Outstanding at December 31, 2017	9,000,000	$0.003	9.4

Exercisable at December 31, 2017	4,250,000	$0.003	9.4

During the year ended December 31, 2017, the Company recognized $21,875,000 of stock compensation expense related to stock options.  As of December 31, 2017, total unrecognized stock compensation expense related to unvested stock options was $23,125,000 which will be recognized as stock compensation expense over the remaining vesting terms, see below. During the year ended December 31, 2017, the Company granted 4,000,000 options to non-employees for which all are outstanding. The non-employees consist of advisory board members. Of the options granted, 5,000,000 were granted to an employee who is a relative of the majority shareholder.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Future stock option compensation expense related to these options to be recognized during the years ending December 31, 2018, 2019, 2020 and 2021 is expected to be $7,500,000, $7,500,000, $6,041,667 and $2,083,333, respectively, which represents a weighted average remaining vesting period of 30 months. The amount of future stock-based compensation expense could be affected by any future option grants or by any forfeitures.

In June 2017, the Company also granted 2,500,000 restricted stock units under the Plan, of which 1,250,000 vested immediately upon issuance. The remainder vest over 36 months. The restricted stock units were granted to a non-employee advisory board member. The Company recognized restricted stock compensation expense of $7,460,799 during the year ended December 31, 2017. As of December 31, 2017, total unrecognized stock compensation expense related to unvested restricted stock units of 1,006,944 was $5,031,701 which will be recognized as restricted stock compensation expense over the remaining vesting term, see below.

Future stock option compensation expense related to these restricted stock units to be recognized during the years ending December 31, 2018, 2019, and 2020 is expected to be $2,082,083, $2,082,083 and $867,535, respectively, which will be recognized over the remaining vesting period of 29 months. The amount of future stock-based compensation expense could be affected by any future option grants or by any forfeitures.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2017, the Company received advances of monies totaling $511,414 (the “Advances”) from its majority shareholder (the “Shareholder”) for working capital needs. The Advances didn't bear interest and were due on demand. During 2017, at the Shareholder’s election, $463,414 of the Advances were treated as contributed capital and reclassified to additional paid-in-capital, with the remaining amount of the Advances of $48,000 due and payable to the Shareholder as of December 31, 2017. During 2016, Advances made by the Shareholder under the same arrangement and reclassified to additional paid-in-capital totaled $189,226, which included $6,042 of Advances reclassified from the 2015 year.

In April 2016, the Company and the Shareholder entered into a note agreement (the “Note”) for $300,000 of funds loaned by the Shareholder to the Company during the 2016 year. In August 2017, the Note was amended to increase the loan amount to a total of $600,000, with the Shareholder providing the additional $300,000 of funds to the Company over the course of the 2017 year. The Note, as amended, bears interest at 6% per annum and required repayment of the principal balance and any accrued interest thereon by December 31, 2018 (the “Maturity Date”). In addition, the holder can require the Note to be repaid prior to the Maturity Date in amount equal to 10% of the net proceeds from any third party debt or equity financing. As of December 31, 2017 and 2016, within amounts due related party on the accompanying consolidated balance sheet, was accrued interest of $43,123 and $13,512, respectively due under then Note. As of December 31, 2017 and 2016, the principal balance outstanding of the Note was $600,000 and $300,000, respectively.

In April 2018, and with an effective date as of December 31, 2017, the Note with the Shareholder was further amended to extend the Maturity Date to December 31, 2019, and to replace the provision regarding repayment of 10% of the net proceeds from any third party debt or equity financing from required to optional. All other terms and conditions on the Note as amended in August 2017 continue to apply.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On April 26, 2017, the Company entered into a Licensing Agreement with Thomas DeLonge and Mr. DeLonge’s affiliated entities Mr. Handsome, LLC and Good in Bed Music, ASCAP (the “DeLonge Entities”), memorializing a verbal license the DeLonge Entities had with the Company and its subsidiaries since 2011 for the use of certain intellectual property rights, in particular Mr. DeLonge’s legal and professional name and likeness, trademarks and copyrights (including master recordings) relating to Mr. DeLonge and the musical band professionally known as Angels and Airwaves.  Under the terms of this Agreement, the Company is obligated to pay the DeLonge Entities a royalty on gross sales ranging from 0.5% – 15% depending on the product category, with a minimum royalty guarantee of $100,000 each calendar year.   The royalties due the DeLonge Entities under this Agreement for each of the years ended December 31, 2017 and 2016 was the minimum guarantee amount of $100,000 and was recorded by the Company as a cost of revenues. For the year ended December 31, 2017, the $100,000 due the DeLonge Entities for these royalties had not been paid and are included within Amounts Due Related Party on the accompanying consolidated financial statements. For the year ended December 31, 2016, the DeLonge Entities contributed the royalties of $100,000 to the Company in the form of additional paid-in capital.

Collectively, monies due the Shareholder under related party transactions totaled $791,123 and $313,512 as of December 31, 2017 and 2016, respectively.

NOTE 8 – INCOME TAXES

The following table presents the current and deferred tax provision for federal and state income taxes for the years ended December 31:

	2017	2016
Current tax provision:
Federal	$-	$-
State	2,400	2,400
Total	2,400	2,400

Deferred tax provision:
Federal	(165,170)	(108,134)
State	(65,634)	(18,695)
Total	(230,804)	(126,829)
Valuation allowance	230,804	126,829
Total provision for income taxes	$2,400	$2,400

F-36

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Reconciliations of the U.S. federal statutory rate to the actual tax rate are as follows for the years ended December 31:

	2017	2016
Federal tax. Benefit at statutory rate	34.0%	34.0%
Permanent differences:
State taxes, net of federal benefit	0.2%	4.0%
Meals and entertainment	0.0%	(0.2)%
Stock based compensation	(32.7)%	0.0%
Contributed royalties	0.0%	(8.4)%
Change in tax rate	(0.7)%	0.0%
Temporary differences:
Change in valuation allowance	(0.8)%	(30.0)%
Total provision for income taxes	0.0%	(0.6)%

The components of our deferred tax assets (liabilities) for federal and state income taxes consisted of the following as of December 31:

	Asset (Liability)
	2017	2016
Current:
Accruals and other	$12,072	$11,044

Noncurrent:
Net operating loss carryforwards	435,088	205,312
Valuation allowance	(447,160)	(216,356)
Net deferred tax asset	$-	$-

At December 31, 2017, the Company had net operating loss carry forwards of approximately $1,620,000 that may be offset against future taxable income through 2036. The difference between the Company's tax rate and the statutory rate is due to a full valuation allowance on the deferred tax asset.

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction and California state jurisdiction.  The Company is subject to U.S. Federal, state and local income tax examinations by tax authorities for all periods starting in 2015.  The Company currently is not under examination by any tax authorities.

Federal income tax laws limit a company’s ability to utilize certain net operating loss carry forwards in the event of a cumulative change in ownership in excess of 50%, as defined under Internal Revenue Code Section 382. The Company has completed numerous financing transactions that have resulted in changes in the Company’s ownership structure. The utilization of net operating loss and tax credit carry forwards may be limited due to these ownership changes.

F-37

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

On December 22, 2017, the Tax Cuts and Jobs Act ("Act") was signed into law in the U.S. The Act includes a broad range of tax reforms. The Company reflected the income tax effects of those aspects of the Act to the deferred tax assets and liabilities. We are required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring our U.S. deferred tax assets and liabilities as well as reassessing the net realizability of our deferred tax assets and liabilities. In December 2017, the SEC staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (SAB 118), which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. Since the Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and accounting interpretation are expected over the next 12 months, we consider the accounting of the transition tax, deferred tax re-measurements, and other items to be incomplete due to the forthcoming guidance and our ongoing analysis of final year-end data and tax positions. We expect to complete our analysis within the measurement period in accordance with SAB 118.

Based on the Company’s historical financial performance in the U.S., at December 31, 2017, the Company has a significant net deferred tax asset position due to significant net operating losses. As such, with the Act's reduction of the corporate tax rate from 35% to 21%, the Company remeasured its net deferred tax assets and liabilities at the lower corporate rate of 21% and recognized a reduction in its net deferred taxes of approximately $211,000 for which a full valuation allowance was present.

NOTE 9 – SUBSEQUENT EVENTS

During 2017, the Company completed the filing of its Regulation A offering (the “Offering”) to raise additional capital to fund ongoing operations. As of April 2018, the Company has raised approximately $1,090,000 under this Offering, receiving net proceeds of approximately $800,000 in March 2018 and $150,000 in April 2018. There is also an additional $86,000 of pending funds held by the escrow agent, subject to investor verifications and funds clearance; some or all of these funds may become available to the Company at a future date. The Company anticipates additional funds to be raised under the Offering through the end of the 12-month qualification period which expires in September 2018, but the estimated amount cannot be determined.

See Note 7 for the extension of amounts due to the majority shareholder.

The Company has evaluated subsequent events that occurred after December 31, 2017 through April 30, 2018, the issuance date of these consolidated financial statements. There have been no other events or transactions during this time which would have a material effect on these consolidated financial statements, other than those disclosed.

F-38

PART III

INDEX TO EXHIBITS

2.1	Amended and Restated Certificate of Incorporation (1)
2.2	Bylaws (2)
3	Stockholders Agreement (3)
4	Form of Subscription Agreement
6.1	Licensing Agreement dated April 26, 2017 (4)
6.2	Contribution Agreement dated April 27, 2017 (5)
6.3	Contribution Agreement dated June 1, 2017 (6)
6.4	Copyright Assignment dated March 31, 2017 (7)
6.5	Intellectual Property Transfer Agreement dated March 31, 2017 (8)
6.6	2017 Stock Incentive Plan (9)
6.7	Notice of Grant of Stock Option (10)
6.8	Lock-Up Agreement (11)
6.9	Loan Agreement (12)
6.10	First Amendment to Loan Agreement (13)
6.11	Second Amendment to Loan Agreement (14)
6.12	Beamed Energy Launch System Program Planning Project Statement of Work (15)
6.13	Materials Study – Set A Program Statement of Work (16)
6.14	Secured Promissory Note (17)
8	Form of Escrow Services Agreement
11	Consent of Independent Auditor
12	Opinion of CrowdCheck Law, LLP*

* To be filed by amendment

(1) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename3.htm)

(2) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename4.htm)

(3) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename5.htm)

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(4) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename7.htm)

(5) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename8.htm)

(6) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename9.htm)

(7) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename10.htm)

(8) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename11.htm)

(9) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename12.htm)

(10) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the fiscal year ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-7.htm)

(11) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the fiscal year ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-8.htm)

(12) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the fiscal year ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-9.htm)

(13) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the fiscal year ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-10.htm)

(14) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the fiscal year ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-11.htm)

(15) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the semiannual period ended June 30, 2018 on Form 1-SA (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418050766/tv503167_ex6-12.htm)

48

(16) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the semiannual period ended June 30, 2018 on Form 1-SA (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418050766/tv503167_ex6-13.htm)

(17) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the semiannual period ended June 30, 2018 on Form 1-SA (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418050766/tv503167_ex6-14.htm)

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encinitas, State of California, on February 11, 2019.

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

/s/ Thomas M. DeLonge
By Thomas M. DeLonge, Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas M. DeLonge
Thomas M. DeLonge, Director, Chief Executive Officer, and President
Date: February 11, 2019

/s/ Louis Tommasino
Louis Tommasino, Chief Financial Officer and Principal Accounting Officer
Date: February 11, 2019

/s/ James Semivan
James Semivan, Director
Date: February 11, 2019

/s/ Harold Puthoff
Harold Puthoff, Director
Date: February 11, 2019

50